SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF

                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): January 4, 2001
                                                          ---------------

                            POCAHONTAS BANCORP, INC.
                  --------------------------------------------
               (Exact Name of Registrant as Specified in Charter)

         Delaware                      0-23969                  71-0806097
----------------------------    ---------------------       -------------------
(State or Other Jurisdiction    (Commission File No.)       (I.R.S. Employer
      of Incorporation)                                     Identification No.)


203 West Broadway, Pocahontas, Arkansas                            72455
---------------------------------------                          -----------
(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (870) 892-4595
                                                     --------------

                                 Not Applicable
              ---------------------------------------------------
          (Former name or former address, if changed since last report)

Items 1, 2, 3, 4 and 6: Not Applicable

Item 5. Other Events
        ------------

     On January 4, 2001, Pocahontas Bancorp, Inc. (the "Registrant") entered into an Agreement and Plan of Merger (the "Agreement") by and between the Registrant, Pocahontas Federal Savings and Loan Association, Pocahontas Acquisition Corp and Walden/Smith Financial Group, Inc. and First Community Bank. The Registrant is the holding company for Pocahontas Federal Savings and Loan Association, and Walden/Smith Financial Group, Inc. is the holding company for First Community Bank. As of September 30, 2000, the Registrant had total assets of $401 million and Walden/Smith Financial Group, Inc. had total assets of $163 million.

     Under the terms of the Agreement, the Registrant will acquire by merger Walden/Smith Financial Group, Inc. As part of the transaction, First Community Bank will be merged with Pocahontas Federal Savings and Loan Association, which will remain the wholly-owned subsidiary of the Registrant. As part of the transaction, it is expected that Pocahontas Federal Savings and Loan Association will change its name to First Community Bank.

     In connection with the merger, all outstanding shares of common stock of Walden/Smith Financial Group, Inc. will be canceled in exchange for the right to receive aggregate merger consideration of $28 million, subject to certain adjustments. The transaction will be accounted for using the purchase method.

     A copy of the Agreement and Plan of Merger and the press release relating to the announcement of the transaction is filed as an exhibit to this Form 8-K.

Item 7. Financial  Statements,  Pro Forma  Financial  Information,  and Exhibits
        ------------------------------------------------------------------------

1. Agreement and Plan of Merger, dated January 4, 2001, by and between Pocahontas Bancorp, Inc., Pocahontas Federal Savings and Loan Association, Pocahontas Acquisition Corp and Walden/Smith Financial Group, Inc. and First Community Bank.

2. Press release relating to the execution of the Agreement and Plan of Merger.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                          POCAHONTAS BANCORP, INC.

DATE:  January 18, 2001             By:   /s/ James A. Edington
                                          --------------------------------------
                                          James A. Edington
                                          President and Chief Executive Officer

                                    EXHIBIT 1

                          Agreement and Plan of Merger

                          Agreement and Plan of Merger

                                 By and Between

                            Pocahontas Bancorp, Inc.

                 Pocahontas Federal Savings and Loan Association

                           Pocahontas Acquisition Corp

                                       and

                       Walden/Smith Financial Group, Inc.

                                       and

                              First Community Bank

                             Dated: January 4, 2001

AGREEMENT AND PLAN OF MERGER...................................................1
ARTICLE I.  CERTAIN DEFINITIONS................................................2
         1.1.     Certain Definitions..........................................2
ARTICLE II.  THE MERGER........................................................6
         2.1.     The Merger...................................................6
         2.2.     Effective Time and Closing of the Merger.....................6
         2.3.     Modification of Structure....................................7
ARTICLE III.  EFFECT OF THE COMPANY MERGER; ADDITIONAL ACTIONS.................7
         3.1.     Effect of the Merger.........................................7
         3.2.     Effect on Common Stock of the Company........................8
         3.3.     Payment of Cash..............................................9
         3.4.     Recapitalization or Stock Dividends.........................10
         3.5.     Additional Actions..........................................10
ARTICLE IV.  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
         AND FIRST COMMUNITY..................................................10
         4.1.     Corporate Organization......................................10
         4.2.     Capitalization..............................................12
         4.3.     Authorization...............................................12
         4.4.     No Violation................................................13
         4.5.     Reports and Consolidated Financial Statements...............13
         4.6.     Consents and Approvals......................................14
         4.7.     Absence of Certain Changes..................................14
         4.8.     Employee and Employee Benefits Matters......................15
         4.9.     Litigation..................................................17
         4.10.    Tax Matters.................................................17
         4.11.    Information in the Company Information Statement............18
         4.12.    Environmental Matters.......................................19
         4.13.    Insurance...................................................20
         4.14.    Compliance with Laws and Orders.............................20
         4.15.    Governmental Regulation.....................................20
         4.16.    Contracts and Commitments...................................21
         4.17.    Agreements with Directors, Officers and Stockholders........22
         4.18.    Accuracy of Information.....................................22
         4.19.    Allowances for Losses.......................................22
         4.20.    Title to Assets; Leases.....................................22
         4.21.    Business of the Company and First Community.................23
         4.22.    Good Faith..................................................23
         4.23.    No Material Adverse Effect..................................24
         4.24.    Deposits....................................................24
         4.25.    Derivative Transactions.....................................24
         4.26.    Loan Portfolio..............................................24
         4.27.    Brokers, Finders and Financial Advisors.....................25
         4.28.    Required Vote of Stockholders...............................25
ARTICLE V.  REPRESENTATIONS AND WARRANTIES OF POCAHONTAS......................25
         5.1.     Corporate Organization......................................25
         5.2.     Authorization...............................................25
         5.3.     No Violation................................................26
         5.4.     Consents and Approvals......................................26
         5.5.     Information Supplied for Inclusion in the Company
                  Information Statement.......................................26
         5.6.     Cash Payment................................................26
         5.7.     Accuracy of Information.....................................27
         5.8.     Regulatory Approvals........................................27
ARTICLE VI.  COVENANTS OF POCAHONTAS AND POCAHONTAS FEDERAL...................27
         6.1.     Negative Covenants..........................................27
         6.2.     Breaches....................................................27
         6.3.     Filing of Applications......................................27
         6.4.     Supplement to Pocahontas Disclosure Schedule................28
ARTICLE VII.  COVENANTS OF THE COMPANY AND FIRST COMMUNITY....................28
         7.1.     Affirmative Covenants.......................................28
         7.2.     Negative Covenants..........................................29
         7.3.     Report to Pocahontas........................................31
         7.4.     Breaches....................................................31
         7.5.     Supplement to Disclosure Schedule...........................32
         7.6.     Consents and Approvals......................................32
ARTICLE VIII.  ADDITIONAL AGREEMENTS..........................................32
         8.1.     Company Shareholders' Meeting...............................32
         8.2.     Information Statement for Company Shareholders' Meeting.....32
         8.3.     Cooperation; Regulatory Approvals...........................32
         8.4.     Reports.....................................................33
         8.5.     Board and Committee Minutes.................................33
         8.6.     Additional Agreements; Reasonable Efforts...................33
         8.7.     Release of Information......................................34
         8.8.     Access to Properties and Records; Confidentiality...........34
         8.9.     Certain Policies............................................35
         8.10.    Employee Benefit Plans; Employment Arrangements.............35
         8.11.    D&O Indemnification and Insurance...........................36
         8.12.    Escrowed Amount.............................................37
ARTICLE IX.  CONDITIONS TO THE OBLIGATIONS OF POCAHONTAS......................38
         9.1.     No Material Adverse Change..................................38
         9.2.     Representations and Warranties..............................38
         9.3.     Performance and Compliance..................................38
         9.4.     No Proceeding or Litigation.................................38
         9.5.     Consents Under Agreements...................................38
         9.6.     No Amendments to Resolutions................................39
         9.7.     Certificate of First Community Officers.....................39
         9.8.     Corporate Proceedings.......................................39
         9.9.     Legal Opinion...............................................39
ARTICLE X.  CONDITIONS TO THE OBLIGATIONS OF THE COMPANYAND FIRST COMMUNITY...39
         10.1.    Representations and Warranties..............................39
         10.2.    Performance and Compliance..................................40
         10.3.    Corporate Proceedings.......................................40
         10.4.    Certificate of Pocahontas Officers..........................40
         10.5.    Legal Opinion...............................................40
ARTICLE XI.  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES.....................40
         11.1.    Governmental Approvals......................................40
         11.2.    No Injunctions or Restraints................................41
         11.3.    Corporate Proceedings.......................................41
         11.4     Stockholder Approval........................................41
ARTICLE XII.  TERMINATION.....................................................41
         12.1.    Reasons for Termination.....................................41
         12.2.    Effect of Termination.......................................43
ARTICLE XIII.  MISCELLANEOUS..................................................43
         13.1.    Nonsurvival of Representations, Warranties and Agreements...43
         13.2.    Expenses....................................................43
         13.3.    Waivers; Amendments.........................................43
         13.4.    Assignment; Parties in Interest.............................44
         13.5.    Entire Agreement............................................44
         13.6.    Captions and Counterparts...................................44
         13.7.    Enforcement of this Agreement...............................44
         13.8.    Governing Law...............................................44
         13.9.    Notices.....................................................45

SCHEDULES

Schedule 4.1(b)
Schedule 4.2(a)
Schedule 4.5
Schedule 4.6
Schedule 4.7
Schedule 4.8(a)
Schedule 4.8(b)
Schedule 4.9
Schedule 4.10
Schedule 4.12(f)
Schedule 4.13
Schedule 4.15
Schedule 4.16
Schedule 4.17
Schedule 4.20(a)
Schedule 4.20(b)
Schedule 4.24
Schedule 4.25
Schedule 4.26
Schedule 4.27
Schedule 7.2(b)
Schedule 8.11


EXHIBITS

Exhibit A   Form of Stockholder Voting Agreement
Exhibit B   Plan of Complete Liquidation and Dissolution
Exhibit C   Agreement of Merger (First Community and Pocahontas Federal)
Exhibit D   Form of McAfee & Taft Legal Opinion
Exhibit E   Form of Luse Lehman Gorman Pomerenk & Schick, P.C. Legal Opinion

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated January 4, 2001 (the "Agreement"), is entered into by and between Pocahontas Bancorp, Inc., a Delaware corporation ("Pocahontas"), Pocahontas Federal Savings and Loan Association, a federal savings and loan association and a wholly-owned subsidiary of Pocahontas ("Pocahontas Federal"), Pocahontas Acquisition Corp, an Arkansas corporation and wholly-owned subsidiary of Pocahontas Federal ("Acquisition Corp"), Walden/Smith Financial Group, Inc., an Arkansas corporation (the "Company") and First Community Bank, an Arkansas state banking corporation and a wholly-owned subsidiary of the Company ("First Community").

                                R E C I T A L S:
                                 - - - - - - - -

1. Pocahontas, a registered savings and loan association holding company headquartered in Pocahontas, Arkansas, owns all of the issued and outstanding capital stock of Pocahontas Federal, a federal savings and loan association headquartered in Pocahontas, Arkansas.

2. The Company, a registered bank holding company headquartered in Pocahontas, Arkansas, owns all of the issued and outstanding capital stock of First Community, a commercial bank chartered under Arkansas law and headquartered in Pocahontas, Arkansas.

3. The parties desire to provide for the acquisition of the Company and First Community by Pocahontas pursuant to the transactions set forth in this Agreement, and in connection with such acquisition, each outstanding share of capital stock of the Company will be converted into the right to receive cash.

4. In connection with such acquisition, First Community will merge with Pocahontas Federal whereby Pocahontas Federal will be the surviving bank.

5. As a condition and inducement to Pocahontas' willingness to enter into this Agreement, certain stockholders of the Company are concurrently entering into a Stockholder Voting Agreement with Pocahontas (the "Stockholder Voting Agreement"), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, each stockholder agrees to vote his shares of Company Common Stock in favor of this Agreement and the transactions contemplated hereby.

     In consideration of the premises and the mutual covenants, representations, warranties, and agreements herein contained, and in order to set forth the conditions upon which the foregoing transactions will be carried out, the parties hereto, intending to be legally bound, hereby agree as follows:

                         ARTICLE I. CERTAIN DEFINITIONS

1.1.     Certain Definitions.

     As used in this Agreement, the following terms have the following meanings (unless the context otherwise requires, both here and throughout this Agreement, references to Articles and Sections refer to Articles and Sections of this Agreement).

     "ABCA" shall mean the Arkansas Business Corporation Act of 1987.

     "Acquisition Corp" shall mean Pocahontas Acquisition Corp, an Arkansas corporation and the wholly-owned subsidiary of Pocahontas Federal.

     "Additional Merger Consideration" shall mean (i) the product of 6% and $28.0 million; (ii) divided by 365, with the resulting quotient then multiplied by the number of days elapsed from and including January 1, 2001 to and including the Closing Date; provided, however, no Additional Merger Consideration shall be due for any days following the date that is five days after the date on which Pocahontas provides the Company with written notice that Pocahontas has satisfied all conditions for Closing and is prepared to close the transactions contemplated by this Agreement.

     "Affiliate" shall mean, with respect to any Person, any Person who directly, or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person and, without limiting the generality of the foregoing, includes any executive officer or director of such Person and any Affiliate of such executive officer or director.

     "BHCA" shall mean the Bank Holding Company Act of 1956, as amended.

     "Bank Merger" shall mean the merger of First Community with and into Pocahontas Federal, with Pocahontas Federal as the surviving institution.

     "Bank Merger Act" shall mean Section 18(c) of the Federal Deposit Insurance Act, as amended.

     "Closing" shall have the meaning set forth in Section 2.2 hereof.

     "Closing Date" shall mean the date on which the Closing occurs.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Commissioner" shall mean the Arkansas State Banking Commissioner.

     "Company" shall mean Walden/Smith Financial Group, Inc., an Arkansas corporation, and any corporation, financial institution or other entity that has merged with the Company.

     "Company Common Stock" shall mean the common stock, $0.10 par value per share, of the Company.

     "Company Disclosure Schedule" shall mean shall mean a written, signed disclosure schedule delivered by the Company to Pocahontas specifically referring to the appropriate Section of this Agreement and describing in reasonable detail the matters contained therein.

     "Company Financial Statements" shall have the meaning set forth in Section 4.5(a) hereof.

     "Company Information Statement" shall mean the information statement prepared by the Company for use by shareholders in connection with the Company Shareholders' Meeting.

     "Company Merger" shall mean the merger of Acquisition Corp with and into the Company with the Company as the surviving corporation.

     "Company Shareholders' Meeting" shall mean the meeting of stockholders of the Company called to consider and vote upon approval of this Agreement and the transactions contemplated herein.

     "Company Subsidiary" shall mean a Subsidiary of the Company.

     "Continuing Employees" shall have the meaning set forth in Section 8.10(a) hereof.

     "Continuing Executives" shall have the meaning set forth in Section 8.10(c) hereof.

     "DD&F" shall mean DD&F Consulting Group, Inc. of Little Rock, Arkansas.

     "DD&F Fee" shall have the meaning set forth in Section 3.2(a) hereof.

     "Department" shall mean the Arkansas State Bank Department.

     "Effective Time" shall mean the date and time specified pursuant to Section
2.2 hereof as the effective time of the Company Merger.

     "Environmental Claim" shall mean any written notice from any governmental authority or third party alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries or penalties) arising out of, based on, or resulting from the presence, or release into the environment, of any Materials of Environmental Concern.

     "Environmental Law" shall mean any federal, state or local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, order, judgment, decree, injunction or agreement with any governmental entity relating to (1) the protection, preservation or restoration of the environment (including, without limitation, air, water vapor, surface water, groundwater, drinking water supply, surface soil, subsurface soil, plant and animal life or any other natural resource), and/or (2) the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Materials of Environmental Concern. The term Environmental Law includes without limitation: (1) the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C.
Section 9601, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901, et. seq.; the Clean Air Act, as amended, 42 U.S.C.
Section 7401, et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. Section 1251, et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. Section 9601, et. seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. Section 11001, et. seq.; the Safe Drinking Water Act, 42 U.S.C. Section 300f, et. seq.; and all comparable state and local laws; and (2) any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages due to, or threatened as a result of, the presence of or exposure to any Materials of Environmental Concern.


     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "FDIC" shall mean the Federal Deposit Insurance Corporation.

     "First Community" shall mean First Community Bank, an Arkansas state banking corporation and the wholly-owned subsidiary of the Company.

     "First Community Benefit Plans" shall have the meaning set forth in Section 4.8(a) hereof.

     "First Community ESOP" shall mean any employee stock ownership plan maintained for the benefit of employees of the Company or First Community.

     "First Community Reports" shall mean all reports, registrations and statements, together with any amendments required to be made with respect thereto, that were and are required by applicable law to be filed with the FRB, the FDIC, the Department and any other applicable state securities or bank regulatory authorities by either the Company or First Community.

     "FRB" shall mean the Board of Governors of the Federal Reserve System.

     "HOLA" shall mean the Home Owners' Loan Act, as amended.

     "IRS" shall mean the Internal Revenue Service.

     "Indemnified Parties" shall have the meaning set forth in Section 8.11 hereof.

     "Loan Portfolio Properties and Other Properties Owned" shall mean those properties owned, leased or operated by the Company, First Community or any Company Subsidiary, including those properties serving as collateral for any loans made and retained by First Community or any Company Subsidiary or for which First Community or any Company Subsidiary serves in a trust relationship for the loans retained in portfolio.

     "Material Adverse Effect" shall mean, with respect to the Company, any adverse effect on its assets, financial condition or results of operations that is material to its assets, financial condition or results of operations on a consolidated basis, except for any material adverse effect caused by (i) any individual or combination of changes occurring after the date hereof in any federal or state law, rule or regulation or in generally accepted accounting principles or regulatory accounting principles, which change(s) affect(s) financial institutions generally, (ii) any action taken by the Company or any Company Subsidiary at the request of Pocahontas, or (iii) the Company Merger and compliance by the Company with the provisions of this Agreement on the operating performance of the Company or First Community.

     "Materials of Environmental Concern" shall mean pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other materials regulated under Environmental Law.

     "Merger Consideration" shall have the meaning set forth in Section 3.2(a) hereof.

     "Merger  Consideration  Per  Share"  shall  have the  meaning  set forth in
Section 3.2(a) hereof.

     "Merger Expenses" shall have the meaning set forth in Section 3.2(a) hereof.

     "OTS" shall mean the Office of Thrift Supervision.

     "PBGC" shall mean the Pension Benefit Guarantee Corporation.

     "Person"  shall  mean  any  individual,  corporation,   partnership,  joint
venture, association, trust or "group" (as that term is defined under the Securities Exchange Act of 1934, as amended).

     "Plan of Liquidation" shall mean the Plan of Complete Liquidation and Dissolution by which the Company shall be liquidated into Pocahontas Federal pursuant to Section 4-27-1403 et. seq. of the ABCA. --------

     "Pocahontas" shall mean Pocahontas Bancorp, Inc., a Delaware corporation.

     "Pocahontas Disclosure Schedule" shall mean a written, signed disclosure schedule delivered by Pocahontas to the Company specifically referring to the appropriate section of this Agreement and describing in reasonable detail the matters contained therein.

     "Pocahontas Federal" shall mean Pocahontas Federal Savings and Loan Association, a federal savings and loan association and the wholly owned subsidiary of Pocahontas.

     "Pocahontas Plans" shall mean employee benefit plans in effect generally for employees of Pocahontas or Pocahontas Federal from time to time.

     "Related Interest" shall have the meaning set forth in Regulation O, 12 C.F.R. Section 215 et. seq. --------

     "Subsidiary" shall have the meanings set forth in Rule 1-02 of Regulation S-X of the Securities and Exchange Commission.

     "Thrift Regulations" shall mean the rules and regulations promulgated by the OTS under the HOLA.

                             ARTICLE II. THE MERGER

2.1.     The Merger.

     Subject to the terms and conditions of this Agreement, the parties hereto hereby agree to effectuate the following corporate transactions, which shall occur substantially concurrently in the order set forth below:

     (a) Acquisition Corp shall merge with and into the Company (the "Company Merger") with the Company as the surviving corporation and with the result that the Company will become a wholly-owned subsidiary of Pocahontas Federal. In accordance with Section 4-27-1101 et. seq. of the Arkansas Business Corporation Act ("ABCA"), and, in connection with the Company Merger, and subject to the rights of dissenting stockholders that have been asserted and duly perfected in accordance with the provisions of Section 4-27-1301 et. seq. of the ABCA, each share of common stock, $0.10 par value per share, of the Company ("Company Common Stock") outstanding immediately prior to the effective time of the Merger shall be canceled in exchange for the right to receive the Merger Consideration Per Share.

     (b) Pursuant to the Plan of Complete Liquidation and Dissolution of the Company (the "Plan of Liquidation"), attached hereto as Exhibit B, it is expected that the Company will be liquidated into Pocahontas Federal immediately following consummation of the transaction referred to in Section 2.1(a) hereof, with the result that Pocahontas Federal will acquire all of the assets and liabilities of the Company and the Company shall cease to exist.

    (c) Pursuant to the Agreement of Merger, attached hereto as Exhibit C, between First Community and Pocahontas Federal, it is expected that First Community will merge with and into Pocahontas Federal, with Pocahontas Federal as the resulting institution (the "Bank Merger") immediately following the transaction referred to in Section 2.1(b) hereof.

2.2.     Effective Time and Closing of the Merger.

     As soon as practicable after each of the conditions set forth in Articles IX, X and XI hereof have been satisfied or waived, Acquisition Corp and the Company shall file, or cause to be filed, articles of merger with the Arkansas Secretary of State. The Company Merger shall become effective (the "Effective Time") at the time such articles of merger are filed, unless a later date and time is specified as the effective time in such articles of merger. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place immediately prior to the Effective Time on the fifth business day following the receipt of all necessary regulatory or governmental approvals and consents and the expiration of all statutory waiting periods in respect thereof and the satisfaction or waiver of the conditions to the consummation of the Company Merger specified in Article IX and XI of this Agreement (other than the delivery of certificates and other instruments and documents to be delivered at the Closing) at the executive offices of Pocahontas, or at such other place, at such other time, or on such other date as the parties hereto may mutually agree. At the Closing, the parties hereto will exchange certificates, letters and other documents as required hereby.

2.3.     Modification of Structure.

     Notwithstanding any provision of this Agreement to the contrary, Pocahontas may elect to modify the structure of the transactions contemplated hereby so long as (i) there are no adverse federal income tax consequences to the stockholders of the Company as a result of such modification, (ii) the consideration to be paid to holders of Company Common Stock under this Agreement is not thereby changed in kind or reduced in amount because of such modification, and (iii) such modification will not be likely to materially delay or jeopardize receipt of any required regulatory approvals required hereunder, or otherwise impede the consummation of the transactions contemplated hereby. Without limiting the generality of the foregoing, the parties hereto acknowledge that Pocahontas, in its sole discretion, may elect to have First Community be the survivor of the Bank Merger. In such event, the term "Bank Merger" as used herein shall refer to the merger of Pocahontas Federal with and into First Community, with First Community as the resulting institution.

          ARTICLE III. EFFECT OF THE COMPANY MERGER; ADDITIONAL ACTIONS

3.1.     Effect of the Merger.

     (a) The Company, as the surviving corporation in the Merger, shall possess all of the properties and rights and be subject to all of the liabilities and obligations of Acquisition Corp, without further act or deed, in accordance with the applicable laws of the State of Arkansas.

     (b) At the Effective Time, each share of Company Common Stock issued and outstanding immediately prior thereto (except shares as to which the holders have perfected dissenters' rights in accordance with Section 4-27-1301 et. seq. of the ABCA) shall, by virtue of the Company Merger, be canceled and converted into the right to receive the Merger Consideration Per Share in accordance with
Section 3.2(b) hereof. No new shares of Company Common Stock or other securities or obligations of Pocahontas Federal or Acquisition Corp shall be issued or be deemed issued with respect to or in exchange for such canceled shares, and such canceled shares of Company Common Stock shall not be converted into any shares or other securities or obligations of Pocahontas Federal or Acquisition Corp.

     (c) At the Effective Time, each share of common stock, $0.10 par value per share, of Acquisition Corp issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable share of Company Common Stock.

     (d) At the Effective Time, the Articles of Incorporation and Bylaws of the Company, as in effect immediately prior to the Company Merger, shall be the Articles of Incorporation and Bylaws of the Company, as the surviving corporation of the Company Merger.

     (e) At the Effective Time, the directors and officers of Acquisition Corp immediately prior to the effective time of the Company Merger shall be the directors and officers of the surviving corporation of the Company Merger, each to hold office until his or her successor is elected and qualified in accordance with the articles of incorporation and bylaws of the surviving corporation.

3.2.     Effect on Common Stock of the Company.

     (a) For purposes of this Agreement, "Merger Consideration" shall mean (a) the sum of $27,919,250 and the Additional Merger Consideration; minus (b) the sum of (i) all amounts due and owing by the Company to DD&F Consulting Group, Inc., Little Rock, Arkansas ("DD&F") pursuant to that certain letter agreement, dated September 23, 1999 between DD&F and the Company (the "DD&F Fee"), (ii) the Merger Expenses, (iii) the aggregate amounts to be paid to certain individuals pursuant to the terms of sections 4 and 6 of that certain letter agreement between Pocahontas and the Company of even date herewith, and (iv) the product of 0.85 multiplied by the aggregate amount to be paid to certain individuals pursuant to the terms of section 5 of that certain letter agreement between Pocahontas and the Company of even date herewith.

     For purposes of this Agreement, "Merger Expenses" shall mean all reasonable out-of-pocket expenses of the Company and First Community incurred by them or on their behalf in connection with the transactions contemplated by this Agreement, including, without limitation, all fees and expenses of counsel, accountants, experts and consultants, but excluding the DD&F Fee.

     For purposes of this Agreement, "Merger Consideration Per Share" shall mean the quotient of the Merger Consideration divided by the aggregate number of issued and outstanding shares of the Company Common Stock determined immediately prior to the Effective Time.

     (b) As of the Effective Time, by virtue of the Company Merger and without any action except as specified herein on the part of the holders of shares of Company Common Stock, each issued and outstanding share of Company Common Stock (except with respect to the rights of dissenting shareholders of the Company) shall be converted into the right to receive the Merger Consideration Per Share, and all outstanding certificates representing Company Common Stock shall thereafter represent solely the right to receive the Merger Consideration. Any holders of dissenting shares shall be entitled to payment for such shares only to the extent permitted by and in accordance with the provisions of Section 4-27-1301 et. seq. of the ABCA, with funds provided by Pocahontas or Pocahontas Federal. The Company shall give Pocahontas prompt notice of any written demand for the payment of the fair value of any shares of Company Common Stock, withdrawals of such demands, and any other instruments served pursuant to the ABCA and received by the Company. The Company shall give Pocahontas the opportunity to participate in all negotiations and proceedings with respect to such demands, and shall not voluntarily make any payment with respect to any demands for payment of fair value or settle or offer to settle any such demands. All shares of Company Common Stock which are held in the treasury of the Company or First Community or by any direct or indirect wholly-owned subsidiary of the Company and any shares of Company Common Stock owned by Pocahontas or any direct or indirect wholly-owned subsidiary or parent of Pocahontas shall be canceled and no consideration shall be paid or delivered in exchange therefore. At the Effective Time, the stock transfer books of the Company shall be closed and no transfer of Company Common Stock by any holder thereof shall thereafter be made or recognized.

     (c) Except as provided in Section 3.2(b) hereof, at the Effective Time, holders of the Company Common Stock shall cease to be, and shall have no rights as, shareholders of the Company, other than to receive that portion of the Merger Consideration to which such holders are entitled pursuant to Section 3.2(b) hereof.

3.3.     Payment of Cash.

     (a) Immediately after the Effective Time, Pocahontas shall mail to each record holder of Company Common Stock, as of the Effective Time, a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates representing Company Common Stock shall pass, only upon proper delivery of such certificates to Pocahontas), IRS Form W-9 and Spousal Consent, if applicable, and instructions for use in effecting the surrender of such certificates for payment therefor. Upon surrender to Pocahontas of such certificates, together with such letter of transmittal, Spousal Consent, if applicable, and IRS Form W-9 duly executed, and any other required documents, the holder of such certificates shall receive in exchange therefor an amount equal to the aggregate Merger Consideration Per Share multiplied by the number of shares of Company Common Stock surrendered for exchange. At the holder's option, such amount shall be paid by wire transfer or company check of Pocahontas (or any of its Affiliates), and such certificates shall forthwith be canceled. If payment is to be made to a Person other than the Person in whose name such certificates surrendered is registered, it shall be a condition of payment that such certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the Person requesting such payment shall pay any transfer or other taxes required by reason of the payment to a Person other than the registered holder of such certificates surrendered or establish to the satisfaction of Pocahontas that such tax has been paid or is not applicable. Notwithstanding the foregoing, record holders of Company Common Stock who advise Pocahontas in writing at least two (2) business days prior to the Closing Date of their desire to receive payment of the Merger Consideration on the Closing Date and who are to receive a payment of at least $100,000, shall be paid at the Closing (including payment by transfer of immediately available funds) subject to providing the certificate(s) and related documentation, as described in this Section 3.3(a), to Pocahontas at or prior to the Closing. Notwithstanding any provision of this Agreement, neither Pocahontas nor any person, firm or entity shall be liable or obligated to any former holder of any share of Company Common Stock (or to anyone claiming through any such former holder) with respect to amounts to which any such holder would have been entitled as a consequence of the Company Merger, if such amounts have been paid, or are payable, to any public official pursuant to any abandoned property, escheat or similar laws.

     (b) In the event any certificate for Company Common Stock shall have been lost, stolen or destroyed, Pocahontas or Pocahontas Federal shall deliver (except as otherwise provided in Section 3.2(b) hereof) in exchange for such lost, stolen or destroyed certificate, upon the making of an affidavit of that fact by the holder thereof, the cash to be paid as provided in Section 3.2(a) hereof; provided, however, that Pocahontas or Pocahontas Federal may, in its sole discretion and as a condition precedent to the delivery thereof, require the owner of such lost, stolen or destroyed certificate to deliver a bond in such reasonable sum as Pocahontas or Pocahontas Federal may direct as indemnity against any claim that may be made against Pocahontas, Pocahontas Federal, or the Company, or any other party with respect to the certificate alleged to have been lost, stolen or destroyed.

     (c) Pocahontas shall be entitled to deduct and withhold from any amounts otherwise payable pursuant to this Agreement to any holder of Company Common Stock such amounts as Pocahontas is required under the Internal Revenue Code of 1986, as amended (the "Code"), or any provision of state, local or federal tax law to deduct and withhold with respect to the making of such payment. Any amounts so withheld and paid to the applicable taxing authorities shall be treated for all purposes of this Agreement as having been paid to the holder of the Company Common Stock in respect of which such deduction and withholding was made by Pocahontas.

3.4.     Recapitalization or Stock Dividends.

     If between the date of this Agreement and the Effective Time, a share of Company Common Stock shall be changed into a different number of shares of Company Common Stock or a different class of shares by reason of reclassification, recapitalization, split-up, exchange of shares or readjustment, or if a stock dividend shall be declared with a record date within such period, then the Merger Consideration Per Share shall be appropriately and proportionately adjusted.

3.5.     Additional Actions.

     If, at any time after the Effective Time, Pocahontas shall consider that any further assignments or assurances in law or any other acts are necessary or desirable to (i) vest, perfect or confirm, of record or otherwise, in Pocahontas its rights, title or interest in, to or under any of the rights, properties or assets of the Company acquired or to be acquired by Pocahontas as a result of, or in connection with, the Company Merger, or (ii) otherwise carry out the purposes of this Agreement, each of the Company and its proper officers and directors shall be deemed to have granted to Pocahontas an irrevocable power of attorney to execute and deliver all such proper deeds, assignments and assurances in law and to do all acts necessary or proper to vest, perfect or confirm title to and possession of such rights, properties or assets in Pocahontas and otherwise to carry out the purposes of this Agreement; and the proper officers and directors of Pocahontas are fully authorized in the name of the Company or otherwise to take any and all such action.

  ARTICLE IV. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND FIRST COMMUNITY

     The Company and First Community hereby represent and warrant to Pocahontas that the statements contained in this Article IV are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article IV), except as set forth in the Company Disclosure Schedule delivered by the Company to Pocahontas on the date hereof, and except as to any representation or warranty that specifically relates to an earlier date. First Community and the Company have made a good faith effort to ensure that the disclosure on each schedule of the Company Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Company Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

4.1.     Corporate Organization.

     (a) The Company is duly organized, validly existing and in good standing under the laws of the State of Arkansas. The Company has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the operations, assets, or financial condition of the Company and its subsidiaries taken as a whole. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the "BHCA").

     (b) Set forth in Schedule 4.1(b) of the Company Disclosure Schedule is the name, jurisdiction of incorporation and percentage ownership of each direct or indirect Company Subsidiary. Except for (x) capital stock of the Company Subsidiaries, (y) securities and other interests held in a fiduciary capacity and beneficially owned by third parties or taken in consideration of debts previously contracted, and (z) securities and other interests that are set forth in the Company Disclosure Schedule, the Company does not own or have the right or obligation to acquire, directly or indirectly, any outstanding capital stock or other voting securities or ownership interests of any corporation, bank, savings association, partnership, joint venture or other organization, other than investment securities representing not more than 5% of the outstanding capital stock of any entity. The outstanding shares of capital stock or other ownership interests of each Company Subsidiary that are owned by the Company or any Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are directly or indirectly owned by the Company free and clear of all liens, claims, encumbrances, charges, pledges, restrictions or rights of third parties of any kind whatsoever. No warrants, options, or rights are authorized, issued or outstanding with respect to the capital stock or other ownership interests of any Company Subsidiary and there are no agreements, understandings or commitments relating to the right of the Company to vote or to dispose of such capital stock or other ownership interests.

     (c) First Community is a state banking corporation duly organized, validly existing and in good standing under the laws of the State of Arkansas, and each Company Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is organized. Each of First Community and each Company Subsidiary has the full corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would not have a material adverse effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole. All eligible accounts of depositors in First Community are insured by the FDIC to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by First Community. First Community is a member in good standing of the Federal Home Loan Bank of Dallas and owns the requisite amount of stock therein.

     (d) The Company has heretofore delivered to Pocahontas true and complete copies of the articles of incorporation, charter, organization certificate or other chartering instrument and bylaws of the Company and each Company Subsidiary in effect on the date hereof. The minute books of the Company and each Company Subsidiary contain accurate minutes of all meetings and accurate consents in lieu of meetings of the board of directors (and any committee thereof) and of the stockholder(s) of the Company and each Company Subsidiary recorded therein, and as of the Effective Time such minute books will contain accurate minutes of all such meetings and such consents in lieu of meetings respectively held or executed prior thereto. These minute books accurately reflect all transactions referred to in such minutes and consents in lieu of meetings and disclose all material corporate actions of the stockholder(s) and boards of directors of the Company and the Company Subsidiaries and all committees thereof. Except as reflected in such minute books, there are no minutes of meetings or consents in lieu of meetings of the boards of directors (or any committee thereof) or of the stockholder(s) of the Company or any Company Subsidiary.

4.2.     Capitalization.

     (a) The authorized capital stock of the Company consists of 250,000 shares of Company Common Stock, par value $0.10 per share. As of the date of this Agreement, there were issued and outstanding 176,877 shares of Company Common Stock. On such date, there were no shares of Company Common Stock held by the Company as treasury stock. All of such issued and outstanding shares of Company Common Stock are validly issued, fully paid and nonassessable and not issued in violation of any preemptive rights. Except as set forth in Schedule 4.2(a) to the Company Disclosure Schedule, the Company does not have any outstanding warrants, options, rights, convertible securities or other arrangements or commitments obligating it to issue or sell or otherwise dispose of, or to purchase or redeem, shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock. There are no agreements, understandings or commitments relating to the right to vote or to dispose of shares of the capital stock or other ownership interests of any Company Subsidiary.

     (b) All of the outstanding shares of capital stock or other ownership interests of each Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and are owned, directly or indirectly by the Company, free and clear of any liens, encumbrances, charges, restrictions or rights of third parties of any kind whatsoever. First Community does not have any arrangements or commitments obligating it to issue or sell or otherwise dispose of, or to purchase or redeem, shares of its capital stock or any securities convertible into or having the right to purchase shares of its capital stock. There are no agreements, understandings or commitments relating to the right or obligation of First Community to issue, to vote or to dispose of shares of its capital stock or the shares of capital stock of any Company Subsidiary.

4.3.     Authorization.

     Each of the Company and First Community has full corporate power and authority to execute and deliver this Agreement and, subject to the consents and approvals of federal and state regulatory authorities referred to in Section 4.6 hereof and the approval of the stockholders of the Company, the Company is authorized to consummate the Company Merger and to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and the consummation of the Company Merger by the Company have been duly authorized by the board of directors of the Company and, except for the approval of the stockholders of the Company, no other corporate proceedings on the part of the Company are necessary to consummate the transactions so contemplated. This Agreement has been duly and validly executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

4.4.     No Violation.

     The execution and delivery of this Agreement and the Agreement of Merger included as Exhibit C hereto by the Company and First Community, as applicable, and the consummation by the Company and First Community of the transactions contemplated hereby and thereby in accordance with their respective terms, as applicable, and compliance by the Company or First Community with any of their respective terms, as applicable, subject to receipt of all necessary regulatory approvals, will not (i) violate any provision of the Company's or First Community's articles of incorporation, charter or other chartering instrument or bylaws, (ii) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company, First Community, or any Company Subsidiary or any of their properties or assets, or (iii) violate, conflict with, result in a breach of any provisions of, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default), under, result in the termination or cancellation of, accelerate the performance required by, or result in the creation of any lien, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company, First Community, or any Company Subsidiary under the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company, First Community, or any Company Subsidiary is a party, or by which they or any of their respective properties or assets may be bound or affected, except, with respect to clauses (ii) and (iii) above, such as individually or in the aggregate will not have a Material Adverse Effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole and which will not prevent or delay the consummation of the transactions contemplated by this Agreement.

4.5.     Reports and Consolidated Financial Statements.

     (a) Set forth in Schedule 4.5 of the Company Disclosure Schedule are copies of (i) the audited consolidated balance sheets of the Company as of December 31, 1999 and 1998, and the audited statements of earnings, stockholders' equity and cash flows of the Company for each of the fiscal years ended December 31, 1999, 1998 and 1997 (provided, such statements for the fiscal year ended December 31, 1997 have been compiled and are unaudited); (ii) the audited consolidated balance sheet of Rainbow Investment Company, Inc., a predecessor by merger to the Company, as of December 31, 1999, and the audited statement of earnings, stockholders' equity and cash flows of Rainbow Investment Company, Inc. for the fiscal year ended December 31, 1999; and (iii) the Company's Consolidated Financial Statements for Bank Holding Companies filed on Form FR Y-9C with the Federal Reserve Bank of St. Louis, consisting of the Company's unaudited consolidated balance sheet and consolidated income statement, together with the respective schedules thereto, as of and for the nine-month period ended September 30, 2000 (collectively, with the notes thereto, the "Company Financial Statements"). Except as set forth in Schedule 4.5 to the Company's Disclosure Schedule, the Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis
throughout  the  periods  covered  thereby,   present  fairly  the  consolidated
financial position of the Company as of the dates and the consolidated statements of earnings and cash flows (if applicable) of the Company for such periods, and have been prepared in accordance with the books and records of the Company and its consolidated Subsidiaries; provided that the unaudited balance sheet and the statement of income, together with the related schedules thereto, of the Company for the interim period ended September 30, 2000, are subject to normal year-end adjustments and do not contain any or all footnotes required by generally accepted accounting principles. At December 31, 2000, the total stockholders' equity of the Company was at least $15.7 million, based on the Company's audited consolidated balance sheet to be prepared in accordance with generally accepted accounting principles applied on a consistent basis.

     (b) First Community has filed all reports, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 1998 to the date of this Agreement with (i) the FDIC; (ii) the Arkansas State Bank Department (the "Department"); and (iii) any other banking authority, and has paid all fees and assessments due and payable in connection therewith. The Company has filed all reports, together with any amendments required to be made with respect thereto, that were required to be filed since January 1, 1998 to the date of this Agreement with the FRB, including Annual Reports on Form FR Y-6, Reports on Form FR Y-9C, and Current Reports on Form FR Y-6A, and has paid all fees and assessments due and payable in connection therewith.

4.6.     Consents and Approvals.

     Other than as set forth in Schedule 4.6 to the Company Disclosure Schedule and other than the receipt of approvals required by the Bank Merger Act and other applicable federal and state laws, and the approval of the holders of Company Common Stock as described in Section 8.1 hereof, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by the Company or First Community of the transactions contemplated by this Agreement. The Company knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained, and has no reason to believe that such approvals would include any term, condition or requirement that, individually or in the aggregate, would have a Material Adverse Effect on the results, business, operations, assets, or financial condition of the Company.

4.7.     Absence of Certain Changes.

     Since December 31, 1999, and except as otherwise permitted or contemplated by this Agreement, neither the Company, First Community or any Company Subsidiary has, except as set forth in Schedule 4.7 to the Company Disclosure Schedule, (a) issued or sold any corporate debt securities; (b) granted any option for the purchase of its capital stock; (c) declared or set aside or paid any dividend or other distribution in respect of its capital stock; (d) incurred any material obligation or liability (absolute or contingent), except obligations or liabilities incurred in the ordinary course of business consistent with past practices; (e) mortgaged, pledged or subjected to lien or encumbrance (other than statutory liens for taxes not yet delinquent and landlord liens) any of its material assets or properties except pledges to secure government deposits and in connection with repurchase or reverse repurchase agreements; (f) discharged or satisfied any material lien or encumbrance or paid any material obligation or liability (absolute or contingent), other than current liabilities included in the Company's consolidated balance sheet as of December 31, 1999, and current liabilities incurred since the date thereof in the ordinary course of business consistent with past practices; (g) sold, exchanged or otherwise disposed of any of its material capital assets other than in the ordinary course of business consistent with past practices; (h) made any wage or salary increase or entered into or modified any employment contract with any officer or salaried employee or instituted any employee welfare, bonus, stock option, profit sharing, retirement or similar plan or arrangement, whether tax-qualified or non tax-qualified (the representation and warranty being made by this clause (h) being limited to matters occurring after September 30, 2000, and excluding any change in the compensation or bonus payment with respect to any non-managerial employees made in the ordinary course of business consistent with past practices); (i) suffered any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting its business, property or assets or waived any rights of value that are material in the aggregate, considering its business taken as a whole; (j) except in the ordinary course of business consistent with past practices, entered, or agreed to enter, into any agreement or arrangement granting any preferential right to purchase any of its assets, properties or rights or requiring the consent of any party to the transfer and assignment of any such assets, properties or rights; (k) entered into any material transaction outside the ordinary course of its business consistent with past practices, except as expressly contemplated by this Agreement; or (1) except in the ordinary course of business consistent with past practices or as reflected in the Company Financial Statements, sold or otherwise disposed of any of its material investment securities.

4.8.     Employee and Employee Benefits Matters.

     (a) Schedule 4.8(a) to the Company Disclosure Schedule lists (i) each pension, profit sharing, stock bonus, savings, employee stock ownership or other plan, program or arrangement, which constitutes an "employee pension plan" within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), which is maintained by the Company, First Community or any Company Subsidiary or to which the Company, First Community or any Company Subsidiary contributes or is maintained for the benefit of any current or former employee, officer, director, consultant or agent; (ii) each plan, program or arrangement for the provision of medical, surgical, or hospital care or benefits, benefits in the event of sickness, accident, disability, death, unemployment, severance, vacation, apprenticeship, day care, scholarship, prepaid legal services or other benefits which constitute an "employee welfare benefit plan" within the meaning of Section 3(1) of ERISA, which is maintained by the Company, First Community or any Company Subsidiary or to which the Company, First Community or any Company Subsidiary contributes for the benefit of any current or former employee, officer, director, consultant or agent; (iii) every other retirement or deferred compensation plan, bonus or incentive compensation plan or arrangement, stock option plan, stock purchase plan, stock bonus plan or stock grant plan, severance or vacation pay arrangement, or other material fringe benefit plan, program or arrangement through which the Company, First Community or any Company Subsidiary provides benefits for or on behalf of any current or former employee, officer, director, consultant or agent; and (iv) every employment, consulting, or severance contract, agreement or arrangement to which the Company or First Community is a party. The plans, programs, contracts, agreements or arrangements described in this Section 4.8 or listed in Schedule 4.8(a) of the Company Disclosure Schedule are hereinafter referred to as the "First Community Benefit Plans." The Company has delivered or made available to Pocahontas a true and correct copy (or, if a copy is not available, a description) of (a) each First Community Benefit Plan, (b) the most recent annual report (Form 5500) filed with the Internal Revenue Service ("IRS") with respect to each First Community Benefit Plan, if applicable, (c) each trust agreement and group annuity contract, if any, relating to such First Community Benefit Plan, (d) the most recent actuarial report or valuation relating to a First Community Benefit Plan subject to Title IV of ERISA and (e) all rulings and determination letters and any open requests for rulings or letters that pertain to any First Community Benefit Plan.

     (b) All of the First Community Benefit Plans that are subject to ERISA and the Code are in compliance in all material respects with all applicable requirements of ERISA and the Code and all other applicable federal and state laws, including, without limitation, the reporting and disclosure requirements of Part I of Title I of ERISA. Each of the First Community Benefit Plans that is intended to be a pension, profit sharing, stock bonus, savings or employee stock ownership plan that is qualified under Section 401(a) of the Code satisfies the applicable requirements of such provision and there exist no circumstances that would adversely affect the qualified status of any such plan under that section, except with respect to any required retroactive amendment for which the remedial amendment period has not yet expired. Except as set forth in Schedule 4.8(b) to the Company Disclosure Schedule, there is no pending or, to the best knowledge of the Company, threatened litigation, claim, action, governmental proceeding or investigation against or relating to any First Community Benefit Plan that could give rise to any material liability, and there is no reasonable basis for any material litigation, claims, actions or proceedings against any such First Community Benefit Plan, and there are not any facts that could give rise to any material liability in the event of such litigation, claim, action, investigation, or proceeding. No First Community Benefit Plan (or First Community Benefit Plan fiduciary) has engaged in a non-exempt "Prohibited Transaction" (as defined in Section 406 of ERISA and Section 4975(c) of the
Code) since the date on which such sections became applicable to such plan. There have been no acts or omissions by the Company, First Community or any Company Subsidiary that have given rise to any fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code, or that may give rise to any material fines, penalties, taxes or related damages under such laws for which the Company, First Community or any Company Subsidiary may be liable. No liability under Title IV of ERISA has been incurred by the Company, First Community, any Company Subsidiary, any former Affiliate (as such term is defined in Section 12.7 hereof) of the Company, First Community or the First Community Benefit Plans since the effective date of ERISA that has not been satisfied in full, and no condition exists that presents a material risk of incurring a liability under such Title, other than liability for premiums due the Pension Benefit Guaranty Corporation ("PBGC"), which payments have been made or will be made when due. With respect to each of the First Community Benefit Plans that is subject to Title IV of ERISA, the present value of accrued benefits under such plan or plans, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such plan's actuary with respect to such plan, did not, as of its latest valuation date, exceed the then current value of the assets of such plan allocable to such accrued benefits and the Company is not aware of any facts or circumstances that would materially change the funded status of any such ERISA plan. None of the First Community Benefit Plans is a "multiemployer pension plan" as such term is defined in Section 3(37) of ERISA. Except as listed on
Schedule 4.8(b) to the Company Disclosure Schedule, no employee of the Company, First Community or any Company Subsidiary will be entitled to any additional benefits or any acceleration of the time of payment or vesting of any benefits under any First Community Benefit Plan as a result of the transactions contemplated by this Agreement. Other than current or contingent liabilities previously disclosed on Schedule 4.8(b) to the Company Disclosure Schedule, neither the Company, First Community or any Company Subsidiary or any First Community Benefit Plan will have any material current or contingent liability with respect to any First Community Benefit Plan. All group health plans of the Company, First Community and any Company Subsidiary, including any plans of current and former Affiliates of the Company, First Community or any Company Subsidiary that must be taken into account under Section 4980B of the Code or
Section 601 of ERISA or the requirements of any similar state law regarding insurance continuation, have been operated in material compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and
Section 601 of ERISA to the extent such requirements are applicable. All payments due from any First Community Benefit Plan (or from the Company, First Community or any Company Subsidiary with respect to any First Community Benefit
Plan) have been made, and all amounts properly accrued to date as liabilities of the Company, First Community or any Company Subsidiary that have not yet been paid have been properly recorded on the books of the Company, First Community or any Company Subsidiary.

     (c) No amounts payable under the First Community Benefit Plans, or any employment, severance or termination agreement between the Company, First Community, any Company Subsidiary and any employee, officer or shareholder, will fail to be deductible for federal income tax purposes by virtue of section 280G of the Code.

4.9.     Litigation.

     Except as set forth in Schedule 4.9 to the Company Disclosure Schedule, no claims have been asserted and no relief has been sought against the Company, First Community or any Company Subsidiary in any pending litigation or governmental proceedings or otherwise that would be reasonably expected to result in damages or other relief that would have a Material Adverse Effect on the Company. To the best knowledge of the Company and First Community, there are no circumstances, conditions, events or arrangements, contractual or otherwise, that may hereafter give rise to any proceedings, claims, actions or government investigations involving the Company, First Community or any Company Subsidiary that would reasonably be expected to result in damages or other relief that would have a Material Adverse Effect, nor, to the knowledge of the Company and First Community, are any such proceedings, claims, actions or government investigations threatened. Except as set forth in Schedule 4.9 to the Company Disclosure Schedule, neither the Company, First Community or any Company Subsidiary is a party to any order, judgment or decree that would reasonably be expected to have a Material Adverse Effect on the Company.

4.10.    Tax Matters.

     The Company, First Community and each Company Subsidiary has timely filed (inclusive of applicable extension periods) with the appropriate governmental agencies all material federal, state and local income, employment, franchise, excise, sales, use, real and personal property and other tax returns and reports (including information returns and reports) that are required to be filed, and neither the Company, First Community nor any Company Subsidiary is materially delinquent in the payment of any taxes shown on such returns or reports or on any assessments for any such taxes received by the Company, First Community or any Company Subsidiary. There are included in the Company Financial Statements adequate reserves for the payment of all accrued but unpaid federal, state and local taxes of the Company, First Community and each Company Subsidiary, including interest and penalties, whether or not disputed for such fiscal years as reflected therein and all fiscal years prior thereto. Neither the Company, First Community nor any Company Subsidiary has executed or filed with the IRS or any state tax authority any agreement extending the period for assessment and collection of any federal or state tax, nor is the Company, First Community or any Company Subsidiary a party to any action or proceeding by any governmental authority for assessment or collection of taxes, except tax liens or levies against customers of any Company Subsidiary. There is no outstanding material assessment or claim for collection of taxes against the Company, First Community or any Company Subsidiary. Except as set forth in Schedule 4.10 to the Company Disclosure Schedule, the federal income tax returns of the Company, First Community and each Company Subsidiary since 1995 have been examined by the IRS (or are closed to examination due to the expiration of the applicable statute of limitations), and no deficiencies were asserted as a result of such examinations that have not been resolved and paid in full or for which adequate reserves or accruals established in accordance with generally accepted accounting principles have been taken with respect thereto.

     Neither the Company, First Community nor any Company Subsidiary has, during the past five (5) years, except as disclosed in Schedule 4.10 to the Company Disclosure Schedule, received any notice of deficiency, proposed deficiency or assessment from the IRS or any other governmental agency, with respect to any federal, state, county or local taxes. No federal or state tax return of the Company, First Community or any Company Subsidiary is currently the subject of any audit by the IRS or any other governmental agency. During the past five (5) years, no material deficiencies have been asserted in connection with the federal and state income tax returns of each of the Company, First Community and the Company Subsidiaries, and the Company has no reason to believe that any material deficiency would be asserted relating thereto. Except as disclosed in
Schedule 4.10 to the Company Disclosure Schedule, neither the Company, First Community nor any Company Subsidiary is a party to any agreement providing for allocation or sharing of taxes. Neither the Company, First Community nor any Company Subsidiary has ever been a member of an "affiliated group of corporations" (within the meaning of Section 1504(a) of the Code) filing consolidated returns, other than the affiliated group of which the Company is or was the common parent.

4.11.    Information in the Company Information Statement.

     The Company represents and warrants that the Company Information Statement will not, either at the time it is mailed to the stockholders of the Company in connection with the Company Shareholders' Meeting or at the time of the Company Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, no representation or warranty is made hereby with respect to information supplied or required to be supplied by Pocahontas for inclusion in the Company Information Statement.

4.12.    Environmental Matters.

     (a) The Company, First Community and each Company Subsidiary has been and is in compliance with all Environmental Laws, except for any violations of any Environmental Law which would not, singly or in the aggregate, have a Material Adverse Effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole. Neither the Company, First Community nor any Company Subsidiary has received any communication alleging that the Company, First Community or any Company Subsidiary is not in such compliance and, to the knowledge of the Company and First Community, there are no present circumstances that would prevent or interfere with the continuation of such compliance.

     (b) To the knowledge of the Company and First Community and each Company Subsidiary, neither the Company, First Community or any Company Subsidiary has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities that would not singly or in the aggregate have a Material Adverse Effect on the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole.

     (c) To the actual knowledge of directors or officers of the Company, First Community or each Company Subsidiary, none of the Loan Portfolio Properties and Other Properties Owned by them has been or is in violation of or liable under any Environmental Law, except any such violations or liabilities that singly or in the aggregate would not have a Material Adverse Effect on the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole, and there is no Environmental Claim pending, or to the knowledge of the Company and First Community, threatened, in which the Company or First Community has been, or may be, named as a defendant or responsible party.

     (d) To the actual knowledge of directors or officers of the Company and First Community, there are no actions, suits, demands, notices, claims, investigations or proceedings pending or threatened relating to the liability of the Loan Portfolio Properties and Other Properties Owned under any Environmental Law, including without limitation any notices, demand letters or requests for information from any federal or state environmental agency relating to any such liabilities under or violations of Environmental Law, except such which would not have or result in a Material Adverse Effect on the business, operations, assets or financial condition of the Company and the Company Subsidiaries taken as a whole.

     (e) To the knowledge of the Company and First Community, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably form the basis of any Environmental Claim or other claim or action or governmental investigation that could result in the imposition of any liability arising under any Environmental Law against the Company, First Community or any Company Subsidiary or against any person or entity whose liability for any Environmental Claim the Company, First Community or any Company Subsidiary has or may have retained or assumed either contractually or by operation of law, except such which would not have a Material Adverse Effect on the operations, assets, or financial condition of the Company and the Company Subsidiaries taken as a whole.

     (f) The Company has set forth on Schedule 4.12(f) to the Company Disclosure Schedule any environmental studies conducted by it, First Community or any Company Subsidiary during the past five years with respect to any properties owned by it as of the date hereof.

4.13.    Insurance.

     First  Community  or the Company has  delivered  to  Pocahontas  as part of
Schedule 4.13 to the Company Disclosure Schedule a list describing all insurance policies and fidelity bonds of the Company, First Community and the Company Subsidiaries. Each such policy is in full force and effect, with all premiums due thereon on or prior to the Closing Date having been paid as and when due. The Company, First Community and the Company Subsidiaries have not been notified that their fidelity or insurance coverage will not be renewed by their carrier(s) on substantially the same terms as their existing coverage. All such policies (i) are sufficient for compliance by the Company, First Community and each Company Subsidiary with all requirements of law and all agreements to which the Company, First Community or any Company Subsidiary is a party, and (ii) will not, due to action or inaction by the Company or First Community, terminate or lapse prior to the Effective Time without similar policies being obtained that would continue until the Effective Time.

4.14.    Compliance with Laws and Orders.

     Neither the Company, First Community nor any Company Subsidiary has received notice of any material violation or alleged material violation of, or, to the knowledge of the Company or First Community, is subject to any liability (whether accrued, absolute, contingent, direct or indirect) for past or continuing material violations of, any law, statute or regulation. Neither the Company, First Community nor any Company Subsidiary is in default under, and no event has occurred that, with the lapse of time or the giving of notice by a third party or both, could result in a default under the terms of any judgment, decree, order, writ, rule or regulation of any governmental authority or court, whether federal, state or local and whether at law or in equity, where the failure to be in full compliance would reasonably be expected to result alone or in the aggregate in damages, which would be reasonably likely to have a Material Adverse Effect.

4.15.    Governmental Regulation.

     The Company, First Community and each Company Subsidiary holds all material licenses, certificates, permits, franchises and rights from all appropriate federal, state and other public authorities necessary for the conduct of its business; and, between the date hereof and the Closing Date, the Company and First Community will maintain, and the Company will cause each Company Subsidiary to maintain, all such licenses, certificates, permits, franchises and rights in effect. Except as disclosed in Schedule 4.15 to the Company Disclosure Schedule, since December 31, 1997 neither First Community nor the Company has received any notification or communication from any bank regulatory authority
(i) asserting that either of them is not in material compliance with any of the statutes, regulations or ordinances which such regulatory authority enforces;
(ii) threatening to revoke any license, franchise, permit or governmental authorization which is material to First Community or the Company; (iii) requiring or threatening to require First Community or the Company, or indicating that either of them may be required, to enter into a cease and desist order, agreement or memorandum of understanding or any other agreement with any Federal or state governmental agency or authority which is charged with the supervision or regulation of banks or engages in the insurance of bank deposits restricting or limiting, or purporting to restrict or limit, in any material respect the operations of First Community or the Company, including without limitation any restriction on the payment of dividends; or (iv) directing, restricting or limiting, or purporting to direct, restrict or limit, in any material manner the operations of First Community or the Company, including without limitation any restriction on the payment of dividends (any such notice, communication, memorandum, agreement or order described in this sentence is hereinafter referred to as a "Regulatory Agreement"). Neither First Community nor the Company has consented to or entered into any currently effective Regulatory Agreement. The most recent regulatory rating given to First Community as to compliance with the Community Reinvestment Act ("CRA") is satisfactory or better.

4.16.    Contracts and Commitments.

     Except as set forth in Schedule 4.16 to the Company Disclosure Schedule, neither the Company, First Community nor any Company Subsidiary is a party to or bound by any: (a) lease or license with respect to any property, real or personal requiring annual payments of rental in excess of $20,000; (b) contract or commitment for capital expenditures in excess of $10,000; (c) contract or commitment for the purchase of materials, supplies or for the performance of services by third parties for a period of more than 60 days from the date of this Agreement other than agreements terminable at will and without the payment of any penalty by the Company, First Community or any Company Subsidiary; (d) material contract or option for the purchase or sale of any real or personal property other than in the ordinary course of business; (e) agreement, arrangement or understanding relating to the employment, election, retention in office or severance of any present or former director or officer of the Company, First Community or any Company Subsidiary, other than agreements, arrangements or understandings terminable at will without future cost or payment obligations and without the payment of any penalty by the Company, First Community or any Company Subsidiary; (f) interest-rate swaps, caps, floors, and option agreements, or other similar interest rate risk management agreements; or (g) any commitment for the origination of a loan secured by commercial real estate or multi-family real estate, any acquisition or development loan, any commercial business loan, or any residential loan, where the amount of the commitment exceeds $25,000. To their knowledge, the Company, First Community and each Company Subsidiary has performed in all material respects all obligations required to be performed by them to date and are not in default under, and no event has occurred which, with the lapse of time or action by a third party or both, could result in a default resulting in material damages to the Company, First Community or any Company Subsidiary, or other material default under any outstanding mortgage, lease, contract, commitment or agreement to which the Company, First Community or any Company Subsidiary is a party or by which the Company, First Community or any Company Subsidiary is bound or under any provision of their respective charters or bylaws. Each such outstanding material mortgage, lease, contract, commitment or agreement is a valid and legally binding obligation of the Company, First Community or the Company Subsidiary subject to (x) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors rights generally or the rights of creditors of institutions the accounts of which are insured by the FDIC, and (y) the application of equitable principles if equitable remedies are sought.

4.17.    Agreements with Directors, Officers and Stockholders.

     Except as set forth in Schedule 4.17 to the Company Disclosure Schedule, no director, executive officer, or beneficial owner of five percent (5.0%) or more of the outstanding capital stock of the Company or any Related Interest of such person (a) is or has during the period subsequent to December 31, 1999, been a party (other than as a depositor) to any transaction with the Company or First Community, whether as a borrower or otherwise; or (b) is a party to any material loan or loan commitment, whether written or oral. Except as disclosed in
Schedule 4.17 to the Company Disclosure Schedule, no director, executive officer (or any Related Interest of such person) and, to the knowledge of the Company, no beneficial owner of five percent (5.0%) or more of the outstanding capital stock of the Company or any Related Interest of such person holds any position with or owns more than five percent (5.0%) of the outstanding shares of any class of voting stock of any depository organization, or holding company thereof, other than the Company. For the purposes of this Section 4.17, the term "depository organization" means a commercial bank, a savings bank, a trust company, a savings and loan association, a cooperative bank, an industrial bank, a credit union, or a depository holding company.

4.18.    Accuracy of Information.

     The statements made by the Company and First Community in this Agreement and in any other written documents executed and/or delivered by or on behalf of the Company or First Community pursuant to the terms of this Agreement are true and correct in all material respects.

4.19.    Allowances for Losses.

     The allowance for loan losses reflected on the consolidated balance sheets included in the Company's Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, as the case may be, adequate in all material respects as of their respective dates under the requirements of generally accepted accounting principles to provide for reasonably anticipated losses on outstanding loans, net of recoveries. Real estate owned reflected on the Company's Financial Statements is, or will be in the case of subsequently delivered Company Financial Statements, carried at an amount no greater than current market value.

4.20.    Title to Assets; Leases

     (a) Except for (i) liens and encumbrances specifically disclosed in any of the Company Financial Statements, (ii) landlords' or statutory liens or other liens incurred in the ordinary course of business and not securing indebtedness for borrowed money and not yet delinquent, and (iii) liens and encumbrances which are not material in amount and do not materially impair the value of any property subject thereto or the use of such property for the purposes for which it is presently used or intended to be used, the Company, First Community and each Company Subsidiary has good and marketable title, free and clear of all security interests, encumbrances, trust agreements, liens or other adverse claims, to all its assets and property, real and personal, reflected in the Company Financial Statements or acquired thereafter, that are material to the conduct of their respective businesses, except for property acquired by First Community through foreclosure or in lieu thereof, carried by First Community as "other real estate owned" and disclosed on Schedule 4.20(a) of the Company Disclosure Schedule, or assets and property disposed of in the ordinary course of business after December 31, 1999.

     (b) The Company, First Community and each Company Subsidiary as lessee has the right under valid and existing leases to occupy, use, and possess all real property and all material personal property leased by it as presently occupied, used, and possessed by the Company, First Community or any Company Subsidiary and, except as set forth in Schedule 4.20(b) of the Company Disclosure Schedule, such leases will not terminate or lapse prior to May 31, 2001 or be affected in any material respect by consummation of the transactions contemplated hereby.
Schedule 4.20(b) of the Company Disclosure Schedule contains an accurate listing of each lease pursuant to which the Company, First Community or any Company Subsidiary acts as lessor or lessee requiring annual payments of rental in excess of $5,000, including the expiration date and the terms of any renewal options that relate to the same, as well as a listing of each material real property owned by the Company, First Community or any Company Subsidiary and used in the conduct of its respective business.

     (c) All material real and personal property owned by the Company, First Community or any Company Subsidiary or presently used by any of them are in an adequate condition (ordinary wear and tear excepted) and are in all material respects sufficient to carry on the business of the Company, First Community and each Company Subsidiary in the manner conducted currently by them.

4.21.    Business of the Company and First Community.

     Except for the merger of Rainbow Investment Company, Inc. with and into the Company, and the merger of Bank of Tuckerman with First Community Bank, Pocahontas, Arkansas, since December 31, 1999, the Company and First Community have conducted their respective businesses in the ordinary course. For purposes of the foregoing, the Company and First Community have not, since December 31, 1999, controlled expenses through the (i) deferral of routine maintenance of real property or leased premises; (ii) elimination of reserves where the liability related to such reserve has remained; (iii) reduction of capital improvements from previous levels; (iv) failure to depreciate capital assets in accordance with past practice or to eliminate capital assets no longer used in the Company's or First Community's business; (v) capitalization of loan production expenses other than in accordance with SFAS No. 91; or (vi) extraordinary reduction or deferral of ordinary or necessary expenses.

4.22.    Good Faith.

     Neither the Company, First Community or any Company Subsidiary has taken or agreed to take any action or has any knowledge of any fact or circumstance that would (i) prevent the transactions contemplated hereby from qualifying as a reorganization within the meaning of Section 368 of the Code, or (ii) materially impede or delay receipt of any approval from any regulatory authority or the consummation of the transactions contemplated by this Agreement.

4.23.    No Material Adverse Effect.

     Except as set forth in Schedule 4.5 to the Company Disclosure Schedule, since December 31, 1999, the Company has not suffered a Material Adverse Effect and the Company is not aware of any event or circumstance, or series of events and circumstances, which are reasonably likely to result in a Material Adverse Effect to the Company.

4.24.    Deposits.

     Except as set forth in Schedule 4.24 to the Company Disclosure Schedule, none of the deposits of First Community is a "brokered" deposit as defined in 12 U.S.C. Section 1831f(g).

4.25.    Derivative Transactions.

     Except as set forth in Schedule 4.25 to the Company Disclosure Schedule, neither the Company nor First Community has entered into any futures contract, option contract, interest rate caps, interest rate floors, interest rate exchange agreement or other derivative instruments.

4.26.    Loan Portfolio.

     Except as set forth in Schedule 4.26 to the Company Disclosure Schedule, neither the Company nor First Community is a party to any written or oral loan agreement, note or borrowing arrangement (including, without limitation, leases and credit enhancements) (collectively, "Loans") the unpaid principal balance of which exceeds $25,000 and as to which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest. To the knowledge of the Company, all of the Loans originated and held currently and at the Effective Time by First Community, and any other Loans purchased and held currently and at the Effective Time by First Community, were solicited, originated and exist, and will exist at the Effective Time, in material compliance with all applicable loan policies and procedures of First Community. Company Disclosure Schedule 4.26 sets forth as of September 30, 2000, (i) all of the Loans that as of the date of this Agreement are classified by First
Community as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Watch list" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the obligor thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of First Community that as of the date of this Agreement are classified as such, together with the aggregate principal amount of such Loans by category, it being understood that no representation is being made that the FDIC would agree with the loan classifications contained in Schedule 4.26 to the Company Disclosure Schedule. The Company shall promptly inform Pocahontas in writing of any Loan the unpaid principal balance of which exceeds $15,000 that becomes classified in the manner described in this Section 4.26, or any Loan the classification of which is materially and adversely changed at any time after the date of this Agreement. The information with respect to the Loans furnished to Pocahontas by the Company is true and complete in all material respects.

4.27.    Brokers, Finders and Financial Advisors.

     Except as set forth in Schedule 4.27 to the Company Disclosure Schedule, neither the Company, First Community nor any of their officers, directors, employees or agents has engaged or retained any broker, finder or financial advisor in connection with the transactions contemplated by this Agreement.

4.28.    Required Vote of Stockholders.

     The affirmative vote of a majority of the votes cast by holders of the Company Common Stock is necessary to approve this Agreement and the transactions contemplated hereby.

             ARTICLE V. REPRESENTATIONS AND WARRANTIES OF POCAHONTAS

     Pocahontas hereby represents and warrants to the Company and First Community that the statements contained in this Article V are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Article V), except as set forth in the Pocahontas Disclosure Schedule delivered by Pocahontas on the date hereof. Pocahontas has made a good faith effort to ensure that the disclosure on each schedule of the Pocahontas Disclosure Schedule corresponds to the section referenced herein. However, for purposes of the Pocahontas Disclosure Schedule, any item disclosed on any schedule therein is deemed to be fully disclosed with respect to all schedules under which such item may be relevant.

5.1.     Corporate Organization.

     Pocahontas is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and is a duly registered savings and loan holding company under the HOLA. Pocahontas has all requisite corporate power and authority to own, operate and lease its properties as presently owned, operated and leased and to engage in the activities and business now being conducted by it. Pocahontas Federal is a stock savings association duly organized, validly existing and in good standing under the laws of the United States. All eligible accounts issued by Pocahontas Federal are insured by the FDIC through the Savings Association Insurance Fund to the maximum extent permitted under applicable law, and all premiums and assessments required to be paid in connection therewith have been paid when due by Pocahontas Federal.

5.2.     Authorization.

     The Board of Directors of each of Pocahontas, Pocahontas Federal and Acquisition Corp has approved this Agreement and the transactions contemplated hereby and has authorized the execution and delivery of this Agreement. No corporate proceeding on the part of Pocahontas, Pocahontas Federal and Acquisition Corp is necessary to authorize this Agreement or to consummate the transactions contemplated hereby, and each of Pocahontas, Pocahontas Federal and Acquisition Corp has full corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby subject to the consents and approvals of federal and state regulatory authorities referred to in Section 5.4 hereof. This Agreement has been duly and validly executed and delivered by each of Pocahontas, Pocahontas Federal and Acquisition Corp and constitutes the valid and binding obligation of Pocahontas, enforceable against it in accordance with its terms, subject to (a) all applicable bankruptcy, insolvency, moratorium or other similar laws affecting the enforcement of creditors' rights generally, and (b) the application of equitable principles if equitable remedies are sought.

5.3.     No Violation.

     Neither the execution and delivery of this Agreement nor, subject to the receipt of the consents and approvals contemplated by Section 5.4 hereof, the consummation of the transactions contemplated herein will, (a) conflict with, result in the breach of, constitute a violation of, constitute a default under or accelerate the performance of the terms of any government regulation, judgment, order or decree of any court or other governmental agency to which Pocahontas may be subject, or any contract, agreement or instrument to which Pocahontas, Pocahontas Federal or Acquisition Corp is a party or by which Pocahontas, Pocahontas Federal or Acquisition Corp is bound or committed, or the Certificate of Incorporation, Charter or Bylaws of Pocahontas, Pocahontas Federal or Acquisition Corp or any law, or any rule or regulation of any governmental agency or authority, or (b) constitute an event that with the lapse of time or action by a third party could result in a default under any of the foregoing, or (c) result in the creation of any lien, charge or encumbrance upon any of the assets or properties of Pocahontas, Pocahontas Federal or Acquisition Corp.

5.4.     Consents and Approvals.

     Other than the receipt of approvals required by the HOLA, the Thrift Regulations, the BHCA and the Bank Merger Act, no filing or registration with, no notice to and no permit, authorization, consent or approval of any public or governmental body or authority is necessary for the consummation by Pocahontas, Pocahontas Federal or Acquisition Corp of the transactions contemplated by this Agreement. Pocahontas knows of no reason (including those relating to fair lending laws or other laws relating to discrimination, including, without limitation, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act and the Home Mortgage Disclosure Act, and anti-trust or consumer disclosure laws and regulations) why the regulatory approvals should not be obtained in a reasonably timely manner.

5.5.   Information Supplied for Inclusion in the Company Information Statement.

     Any information regarding Pocahontas or any Subsidiary of Pocahontas supplied by Pocahontas to the Company specifically for inclusion in the Company Information Statement will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

5.6.     Cash Payment.

     Pocahontas or Pocahontas Federal has sufficient funds to pay the cash payment required under Section 3.3 hereof and such payment will not cause either of them to fail to meet any regulatory capital requirements to which they are subject.

5.7.     Accuracy of Information.

     The statements made by Pocahontas, Pocahontas Federal and Acquisition Corp in this Agreement and in any other written documents executed and/or delivered by or on behalf of Pocahontas, Pocahontas Federal or Acquisition Corp pursuant to the terms of this Agreement are true and correct in all material respects.

5.8.     Regulatory Approvals.

     Pocahontas is aware of no reason that it cannot obtain any of the approvals of regulatory authorities necessary to consummate the transactions contemplated by this Agreement and neither Pocahontas nor any Pocahontas Subsidiary has received advice or information from any regulatory authority indicating that such approvals will be denied or are doubtful.

           ARTICLE VI. COVENANTS OF POCAHONTAS AND POCAHONTAS FEDERAL

     Pocahontas and Pocahontas Federal hereby agree that from the date of this Agreement until the Effective Time:

6.1.     Negative Covenants.

     Except as specifically contemplated by this Agreement, neither Pocahontas nor Pocahontas Federal shall agree or commit to do, without the prior written consent of the Company, any of the following:

     (a) take action that would or is reasonably likely to (i) adversely affect the ability of either Pocahontas, Pocahontas Federal or the Company and First Community to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect the ability of Pocahontas or Pocahontas Federal to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Company Merger set forth in Articles X and XI not being satisfied; or

     (b) agree in writing or otherwise to do any of the foregoing.

6.2.     Breaches.

     Pocahontas shall, in the event it becomes aware of the impending or threatened occurrence of any event or condition that would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of its representations or agreements contained or referred to herein, give prompt written notice thereof to the Company and use its best efforts to prevent or promptly remedy the same.

6.3.     Filing of Applications.

     Pocahontas shall use its best efforts promptly to and, in any event, no later than 60 days after the date hereof shall, prepare, submit, publish and file all applications, notices or statements required to be filed in connection with the transactions contemplated hereby.

6.4.     Supplement to Pocahontas Disclosure Schedule.

     Pocahontas will promptly supplement or amend the Pocahontas Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Pocahontas Disclosure Schedule. No supplement or amendment to the Pocahontas Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section 10.1 hereof as to the accuracy of representations made as of the date of this Agreement.

            ARTICLE VII. COVENANTS OF THE COMPANY AND FIRST COMMUNITY

     The Company and First Community hereby agree that from the date of this Agreement until the Effective Time:

7.1.     Affirmative Covenants.

     Unless the prior written consent of Pocahontas shall have been obtained and except as otherwise contemplated herein, the Company and First Community will:

     (a) operate their business in the ordinary course in accordance with past business practices;

     (b) use commercially reasonable efforts to (i) preserve intact their business organization and assets, maintain their rights and franchises, retain the services of their officers and key employees (except that they shall have the right to terminate the employment of any officer or key employee in accordance with established employment procedures) and (ii) maintain their relationships with customers:

     (c) maintain their corporate existence in good standing and file all required First Community Reports;

     (d) use commercially reasonable efforts to maintain and keep their properties in as good repair and condition as at present, except for ordinary wear and tear;

     (e) use their best efforts to keep in full force and effect insurance and bonds comparable in amount and scope of coverage to that now maintained by them and, in the event that First Community is unable to keep such insurance and bonds in full force and effect, to provide prompt notice of such failure to Pocahontas;

     (f) perform all obligations required to be performed by them under all material contracts, leases, and documents relating to or materially affecting their assets, properties, and business;

     (g) use commercially reasonable efforts to comply with and perform in all material respects all obligations and duties imposed upon them by all applicable laws and regulations; and

     (h) as soon as reasonably  practicable,  furnish  Pocahontas  copies of all
First  Community  Reports  and  documents   provided  to  Company   stockholders
subsequent to the date hereof.

7.2.     Negative Covenants.

     Except as specifically contemplated by this Agreement, from the date hereof until the Effective Time, neither the Company nor First Community shall, or shall permit any Company Subsidiary to, without the prior written consent of Pocahontas, do any of the following:

     (a) incur any material liabilities or material obligations, whether directly or by way of guaranty, including any obligation for borrowed money whether or not evidenced by a note, bond, debenture or similar instrument or enter into or extend any material agreement or lease, except in the ordinary course of business consistent with past business practices or in connection with the transactions contemplated and permitted by this Agreement;

     (b) (i) Except as set forth on Schedule 7.2(b) of the Company Disclosure Schedule, or as contemplated by Section 8.10 hereof, grant any bonus or increase in compensation to its directors or grant any bonus or any increase in compensation to its officers and employees, except for regular annual and merit increases consistent with past practices, or any mandatory or discretionary employer matching contributions to First Community's 401(k) plan consistent with past practices, (ii) effect any change in retirement benefits to any class of employees or officers (unless any such change shall be required by applicable law) that would increase its retirement benefit liabilities, (iii) adopt, enter into, amend or modify any First Community Benefit Plan except as required by law, (iv) enter into or amend any employment, severance or similar agreements or arrangements with any directors or officers (exclusive of renewals in the ordinary course of business), (v) make any additional awards under any First Community stock bonus plan or First Community stock option plan, or (vi) make any additional contributions to the First Community ESOP;

     (c) declare or pay any dividend on, or make any other distribution in respect of, its outstanding shares of capital stock, except for regular, quarterly cash dividends, paid on normal dividend payment dates, in an amount no greater than the dividend rate as of the date hereof.

     (d) (i) redeem, purchase or otherwise acquire any shares of its capital stock or any securities or obligations convertible into or exchangeable for any shares of its capital stock, or any options, warrants, conversion or other rights to acquire any shares of its capital stock or any such securities or obligations (other than any redemption of common stock of the Company required to be made pursuant to that certain Employment Agreement dated October 29, 1999 between First Community and Lindley V. Smith, Jr.); (ii) merge with or into any other corporation, savings institution or bank, permit any other corporation, savings institution or bank to merge into it or consolidate with any other corporation or bank, or effect any reorganization or recapitalization; (iii) purchase or otherwise acquire any assets, or shares of any class of stock, of any corporation, savings institution, bank or other business; (iv) liquidate, sell, dispose of, or encumber any assets or acquire any assets, other than in the ordinary course of its business consistent with past practices; or (v) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock;

     (e) except pursuant to the exercise of outstanding stock options, issue, deliver, award, grant or sell, or authorize or propose the issuance, delivery, award, grant or sale of, any shares of its capital stock of any class (including shares held in treasury), any debt instrument having a right to vote or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting debt or convertible securities;

     (f) initiate, solicit or encourage, or take any other action to facilitate, any inquiries or the making of any proposal which constitutes a proposal to acquire the entire equity interest in the Company or First Community or substantially all of the assets of the Company or First Community (a "Competing Proposal"), take any action in furtherance of such inquiries or to obtain a Competing Proposal, or negotiate with any person in, or agree to or endorse any Competing Proposal, or authorize or permit any of its officers, directors or employees or any investment banker, financial advisor, accountant or other representative retained by it or any Company Subsidiary to take any such action;

     (g) propose or adopt any amendments to its charter or by-laws, except such amendments as may be required to consummate the transactions contemplated by this Agreement;

     (h) enter into an agreement in principle with respect to any acquisition of a material amount of assets or securities or any release or relinquishment of any material contract rights not in the ordinary course of business;

     (i) except in its fiduciary capacity, purchase any shares of capital stock of Pocahontas;

     (j) willfully take action which would or is reasonably likely to (i) adversely affect the ability of either of Pocahontas, the Company or First Community to obtain any necessary approvals of governmental authorities required for the transactions contemplated hereby; (ii) adversely affect First Community's or the Company's ability to perform its covenants and agreements under this Agreement; or (iii) result in any of the conditions to the Company Merger set forth in Articles IX and XI not being satisfied;

     (k) change in any material respect the lending, investment, deposit, asset and liability management and other material policies concerning the business of First Community or the Company, unless required by law or regulation or, with respect to lending or depository activities;

     (l) file any applications or make any contract with respect to branching by First Community (whether de novo or by purchase, sale or relocation);

     (m) form any new subsidiary or cause or permit a material change in the activities presently conducted by any Company Subsidiary or make additional material investments in subsidiaries or enter into or invest in any partnership, joint venture or other business enterprise;

     (n) purchase any debt securities or derivative securities including CMO or REMIC products;

     (o) purchase any equity securities other than Federal Home Loan Bank Stock;

     (p) discharge or satisfy any lien or encumbrance or pay any material obligation or liability (absolute or contingent) other than at scheduled maturity or in the ordinary course of business;

     (q) sell or otherwise dispose of any loan, mortgage-backed security or investment security except in the ordinary course of business consistent with past practices and policies;

     (r) modify or restructure the terms of any loan except in the ordinary course of business consistent with prudent banking practices and policies;

     (s) make any capital expenditures in excess of $10,000 individually or $25,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and other than expenditures necessary to maintain existing assets in good repair;

     (t) change its method of accounting in effect prior to the Effective Time, except as required by changes in laws or regulations or generally accepted accounting principles concurred in by its and the Company's independent certified public accountants, or change any of its methods of reporting income and deductions for federal income tax purposes from those employed in the preparation of its federal income tax returns for the Company's last full taxable year, except as required by changes in laws or regulations;

     (u) acquire in any manner whatsoever (other than to realize upon collateral for a defaulted loan) any business or entity; or

     (v) make, renew, increase, extend or purchase any loan secured by commercial real estate or multifamily real estate, any land acquisition or development loan, any commercial business loan, or any residential loan in an amount in excess of $200,000, except to the extent that First Community is contractually obligated to do so as of the date hereof;

     (w) fail to notify Pocahontas promptly of its receipt of any letter, notice or other communication, whether written or oral, from any regulatory authority advising that it is contemplating issuing, requiring or requesting any agreement, memoranda, understanding or similar undertaking, or order, directive, or extraordinary supervisory letter;

     (x) agree in writing or otherwise to do any of the foregoing.

7.3.     Report to Pocahontas.

     The Company and First Community will use its best efforts to keep Pocahontas fully informed concerning all developments of which it becomes aware that may have a material effect upon the business, any properties or condition (either financial or otherwise) of the Company (other than developments affecting financial institutions generally).

7.4.     Breaches.

     The Company and First Community shall, in the event they become aware of the impending or threatened occurrence of any event or condition which would cause or constitute a material breach (or would have caused or constituted a breach had such event occurred or been known prior to the date hereof) of any of their representations or agreements contained or referred to herein, give prompt written notice thereof to Pocahontas and use their best efforts to prevent or promptly remedy the same.

7.5.     Supplement to Disclosure Schedule.

     The Company will promptly supplement or amend the Company Disclosure Schedule with respect to any matter hereafter arising that, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in the Company Disclosure Schedule. No supplement or amendment to the Company Disclosure Schedule will have any effect for the purpose of determining satisfaction of the condition set forth in Section 9.2 hereof as to the accuracy of representations made as of the date of this Agreement.

7.6.     Consents and Approvals.

     The Company and First Community shall use their best efforts to assist Pocahontas in obtaining the consents and approvals referenced in Section 9.5 hereof.

                       ARTICLE VIII. ADDITIONAL AGREEMENTS

8.1.     Company Shareholders' Meeting.

     The Company shall, as soon as is reasonably practicable, call and hold a meeting of its stockholders (the "Company Shareholders' Meeting") to submit for stockholder approval this Agreement. Subject to their fiduciary duties, the members of the Board of Directors of the Company will recommend that holders of Company Common Stock vote in favor of and approve this Agreement at the Company Shareholders' Meeting.

8.2.     Information Statement for Company Shareholders' Meeting.

     For the purposes of holding the Company Shareholders' Meeting, the Company shall prepare an information statement satisfying all requirements under applicable securities laws (said information statement, together with any and all amendments or supplements thereto, being herein referred to as the "Company Information Statement"). Pocahontas shall review and comment on the Company Information Statement prior to its distribution to the Company's stockholders.

8.3.     Cooperation; Regulatory Approvals.

     The parties shall cooperate, and shall cause each of their affiliates and subsidiaries to cooperate, in the preparation and submission by them, as promptly as reasonably practicable, of such applications, petitions, and other documents and materials as any of them may reasonably deem necessary or desirable to the OTS, the Department, and any other regulatory authorities, for the purpose of obtaining any approvals or consents necessary to consummate the transactions contemplated by this Agreement. Each party will have the right to review and comment on such applications, petitions and other documents and materials and shall furnish to the other copies thereof promptly after filing or submission thereof. At the date hereof, none of the parties is aware of any reason that the regulatory approvals required to be obtained by it would not be obtained. The obligation to take action as provided in this Section 8.3 shall not be construed as including an obligation to accept any terms of or conditions to a consent, authorization, order or approval of, or any exemption by, any party that are unduly burdensome as reasonably determined by the Boards of Directors of Pocahontas or the Company. In the event of a restraining order or injunction which prevents the Closing by reason of the operation of Section 11.2 hereof, each of the parties hereto shall use its respective best efforts to cause such order or injunction to be lifted and the Closing to be consummated as soon as reasonably practicable.

8.4.     Reports.

     Prior to the Effective Time, the Company and First Community shall prepare and file as and when required all First Community Reports. First Community shall prepare such First Community Reports so that (a) they comply in all material respects with all of the statutes, rules and regulations enforced or promulgated by the regulatory authority with which they are filed and do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) with respect to any First Community Reports containing Company Financial Statements, the financial information (i) is prepared in accordance with generally accepted accounting principles and practices as utilized in the Company Financial
Statements applied on a consistent basis (except as otherwise stated in the footnote disclosures), (ii) presents fairly the consolidated financial condition of First Community at the dates, and the consolidated results of operations and cash flows for the periods, stated therein and (iii) in the case of interim fiscal periods, reflects all adjustments, consisting only of normal recurring items, subject to year-end audit adjustments (provided such interim financial reports may not contain any or all footnotes required by generally accepted accounting principles). All First Community Reports shall be provided to Pocahontas promptly following the filing of such reports with the respective regulatory authority.

8.5.     Board and Committee Minutes.

     The Company and First Community shall each provide to Pocahontas, within twenty-five (25) days after any meeting of their respective Board of Directors, or any committee thereof, a copy of the minutes of such meeting, except that with respect to any meeting held within twenty-five (25) days of the Closing Date, such minutes shall be provided prior to the Closing Date.

8.6.     Additional Agreements; Reasonable Efforts.

     Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all commercially reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, subject to the appropriate vote of the stockholders of the Company described in Section 8.1 hereof, including cooperating fully with the other party. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement or to vest Pocahontas with full title to all properties, assets, rights, approvals, immunities and franchises of the Company, First Community or the Company Subsidiaries, the proper officers and directors of each party to this Agreement shall take all such necessary action.

8.7.     Release of Information.

     The Company and Pocahontas agree that prior to making any public announcement with respect to the transactions contemplated by this Agreement, each party will consult with the other and will use its best efforts either to agree upon the text of the proposed joint announcement to be made by both parties or to obtain the other's approval (which approval shall not be unreasonably withheld) of the text of an announcement to be made solely on behalf of such party. In the event that the parties do not ultimately agree on the text of any proposed public announcement, no such disclosure shall be made unless the party seeking to make an announcement is advised by counsel that its failure to do so would be reasonably likely to constitute a violation of law.

8.8.     Access to Properties and Records; Confidentiality.

     (a) Each of the Company, First Community and each Company Subsidiary shall permit Pocahontas and its representatives, including financial advisors, reasonable access to its properties, and shall disclose and make available to them all books, papers and records relating to the assets, stock ownership, properties, operations, obligations and liabilities of the Company, First Community and each Company Subsidiary, including, but not limited to, all books of account (including the general ledger), tax records, minute books of meetings of boards of directors (and any committees thereof) and stockholders, organizational documents, bylaws, material contracts and agreements, filings with any regulatory authority, accountants' work papers, litigation files (other than attorney work product or materials protected by any attorney-client privilege), plans affecting employees, and any other business activities or prospects in which the Company or First Community may have a reasonable interest. The Company and First Community and each Company Subsidiary shall make their respective officers, employees and agents and authorized representatives (including counsel and independent public accountants) available to confer with Pocahontas and its representatives. The Company and First Community shall permit a representative of Pocahontas to attend meetings of their respective Boards of Directors, including, without limitation, the loan committee, the asset/liability committee and executive committee meetings. First Community and the Company shall permit Pocahontas, at its expense, to cause a "phase I environmental audit" and a "phase II environmental audit" to be performed at any physical location owned or occupied by either of them, provided that such audit is contracted for within thirty (30) days of the date of this Agreement and commenced as soon as practicable thereafter.

     (b) All information furnished previously in connection with the transactions contemplated by this Agreement or pursuant hereto shall be treated as the sole property of the party furnishing the information until consummation of the transactions contemplated hereby and, if such transactions shall not occur, the party receiving the information shall, upon request, return to the party which furnished such information all documents or other materials containing, reflecting or referring to such information, shall use its best efforts to keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purposes. The obligation to keep such information confidential shall continue for three years from the date the proposed transactions are abandoned but shall not apply to (i) any information which (x) the party receiving the information can establish by convincing evidence was already in its possession prior to the disclosure thereof by the party furnishing the information; (y) was then generally known to the public; or (z) became known to the public through no fault of the party receiving the information; or (ii) disclosures pursuant to a legal requirement or in accordance with an order of a court of competent jurisdiction, provided that the party which is the subject of any such legal requirement or order shall use its best efforts to give the other party at least ten business days prior notice thereof.

8.9.     Certain Policies.

     At the request of Pocahontas, the Company shall, prior to the Effective Time, (i) establish and take such reserves and accruals as Pocahontas shall reasonably request to conform, on a mutually satisfactory basis, the Company's loan, real estate, accrual and reserve policies to Pocahontas' policies and (ii) establish and take such accruals, reserves and charges in order to implement such policies in respect of severance costs, write-off or write-down of various assets and other appropriate accounting adjustments, and to recognize for financial accounting purposes such expenses incurred in connection with the Company Merger, provided, however, that the Company shall not be obligated to take any such action pursuant to this Section 8.9 unless and until (x) Pocahontas specifies its request in writing delivered to the Company, and acknowledges that all conditions to the obligations of Pocahontas to consummate the Company Merger set forth in Articles IX and XI have been waived (if available) or satisfied and (y) the Company and First Community acknowledge that the conditions to its obligation to consummate the Company Merger set forth in Articles X and XI have been waived (if available) or satisfied. The Company and First Community shall not be required to take any such action that is not consistent with generally accepted accounting principles or any requirement applicable to either of them by any bank regulatory agency. The representations, warranties and covenants of the Company and First Community contained in this Agreement shall not be deemed to be untrue or breached in any respect for any purpose as a consequence of any action undertaken on account of this Section 8.9 and shall not constitute grounds for termination of this Agreement by Pocahontas.

8.10.    Employee Benefit Plans; Employment Arrangements.

     (a) Except as otherwise provided in this Section 8.10 or as agreed to in writing between Pocahontas and the Company, as of or after the Effective Time, and subject to the requirements of the Code, the First Community Benefit Plans may continue to be maintained separately, or consolidated or terminated. Employees of First Community who continue employment with Pocahontas on or after the Effective Time (all such persons are referred to herein as "Continuing Employees") shall be eligible to participate in such employee benefit plans as may be in effect generally for employees of Pocahontas from time to time (the "Pocahontas Plans"), if such Continuing Employee shall be eligible or selected for participation therein. Except as specifically set forth in this Section 8.10, Continuing Employees shall be entitled to participate on the same basis as similarly situated employees of Pocahontas, except that Continuing Employees shall be entitled to full credit for each year of prior service (in which 1,000 hours of service are performed) with First Community for purposes of determining eligibility for participation and vesting, but not for benefit accruals, in the Pocahontas Plans, subject to applicable break in service rules. Notwithstanding anything in this Section 8.10(a) to the contrary, participation by Continuing Employees in employee benefit plans of Pocahontas with respect to which eligibility and participation is at the discretion of the employer, such as non-qualified deferred compensation plans, stock option plans, stock bonus plans, restricted stock plans, and other such similar plans (but not including employee benefit plans generally available to all full-time employees of Pocahontas), shall be discretionary with Pocahontas.

     (b) In connection with the execution of this Agreement, and pursuant to amendments made by the Company to the First Community ESOP, the First Community ESOP shall automatically terminate, effective at the Effective Time. Following the termination of the First Community ESOP, the outstanding balance of the First Community ESOP loan shall be repaid from the cash proceeds in the First Community ESOP suspense account and the remainder shall be allocated to participants of the plan, in accordance with ERISA, the rules and regulations promulgated thereunder, the Code, and the rules, regulations promulgated thereunder, and any precedential rulings issued by the IRS. In connection with the termination of the First Community ESOP and following the effectiveness of the Company Merger, the Company or First Community or their respective successors shall promptly apply to the IRS for a favorable determination letter on the tax-qualified status of the First Community ESOP on termination and on any amendments made to the First Community ESOP in connection with its termination or otherwise, if said amendments have not previously received a favorable determination letter from the IRS with respect to their qualification under Code Section 401(a). Any and all distributions from the First Community ESOP after its termination shall be made consistent with the aforementioned determination letter issued by the IRS relating to such termination and amendments.

     (c) Any employee of the Company or First Community on the Closing Date whose annual base salary on the Closing Date is $37,500 or less shall be eligible for a severance payment from Pocahontas or Pocahontas Federal in the event such employee's employment with Pocahontas Federal is terminated by Pocahontas Federal for reasons unrelated to such employee's job performance. The amount of such severance payment shall be one week's pay multiplied by the number of completed years of service by such employee with the Company or First Community through the Closing Date, subject to a maximum of 13 weeks. The obligation of Pocahontas or Pocahontas Federal to make severance payments pursuant to this Section 8.10(c) shall commence on the Closing Date and shall terminate six months thereafter.

8.11.    D&O Indemnification and Insurance.

     (a) From and after the Effective Date through the sixth anniversary thereof, Pocahontas agrees to indemnify, defend and hold harmless such present and former directors and officers of the Company as are listed in Schedule 8.11 of the Company Disclosure Schedule (the "Indemnified Parties") against all losses, claims, damages, costs, expenses (including reasonable attorneys' fees and expenses), liabilities, judgments or amounts paid in settlement (with the approval of Pocahontas, which approval shall not be unreasonably withheld) or in connection with any claim, action, suit, proceeding or investigation arising out of matters existing or occurring at or prior to the Effective Date (a "Claim") in which an Indemnified Party is, or is threatened to be made, a party or a witness based in whole or in part on, or arising in whole or in part out of, the fact that such person is or was a director or officer of the Company, regardless of whether such Claim is asserted or claimed prior to, at or after the Closing Date, to the fullest extent to which directors and officers of the Company are entitled under the articles of incorporation and bylaws of the Company, or other applicable law as in effect on the date hereof and Pocahontas shall pay expenses in advance of the final disposition of any such action or proceeding to each Indemnified Party to the extent permissible to an Arkansas corporation under the ABCA and the Company's articles of incorporation and bylaws as in effect on the date hereof; provided, that the person to whom expenses are advanced provides an undertaking to repay such expenses if it is ultimately determined that such person is not entitled to indemnification). All rights to indemnification in respect of a Claim asserted or made within the period described in the preceding sentence shall continue until the final non-appealable disposition of such Claim.

     (b) Any Indemnified Party wishing to claim indemnification under Section 8.11(a) hereof, upon learning of any Claim, shall promptly notify Pocahontas, but the failure to so notify shall not relieve Pocahontas of any liability it may have to such Indemnified Party except to the extent that such failure materially prejudices Pocahontas. In the event of any Claim, (1) Pocahontas shall have the right to assume the defense thereof (with counsel reasonably satisfactory to the Indemnified Party) and upon such assumption shall not be liable to such Indemnified Parties for any legal expenses of other counsel or any other expenses subsequently incurred by such Indemnified Parties in connection with the defense thereof, except that, if Pocahontas elects not to assume such defense or counsel for the Indemnified Parties advises that there are issues which raise conflicts of interest between Pocahontas and the Indemnified Parties, the Indemnified Parties may retain counsel satisfactory to them, and Pocahontas shall pay all reasonable fees and expenses of such counsel for the Indemnified Parties promptly as statements therefor are received, provided further that Pocahontas shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties,
(2) the Indemnified  Parties will cooperate in the defense of any such Claim and
(3) Pocahontas shall not be liable for any settlement effected without its prior written consent (which consent shall not unreasonably be withheld).

     (c) Pocahontas shall maintain in effect for three years from the Closing Date, if available, the current directors' and officers' liability insurance policy maintained by the Company (provided that Pocahontas may substitute therefor policies of at least the same coverage containing terms and conditions which are not materially less favorable) with respect to matters occurring at or prior to the Closing Date, provided, however, that in no event shall Pocahontas be required to expend pursuant to this Section 8.11(c) more than the amount equal to 150% of the current annual amount expended by the Company to maintain or procure insurance coverage pursuant hereto. If the premium of such insurance would exceed such maximum amount, Pocahontas shall use its commercially reasonable efforts to purchase such level of insurance as can be obtained for a premium equal to such maximum amount. In connection with the foregoing, the Company agrees to provide such insurer or substitute insurer with such representations as such insurer may reasonably request with respect to the reporting of any prior claims.

8.12.    Escrowed Amount.

     At or immediately prior to the Effective Date, First Community shall escrow $95,000 with a third-party escrow agent. This escrowed amount shall be used to pay Bank of Oklahoma, N.A. in settlement of or following final adjudication in the current litigation between Bank of Oklahoma, N.A. and First Community. Any amount from the escrow account not so paid to Bank of Oklahoma, N.A. following the settlement or final adjudication of such litigation shall be paid by the escrow agent as follows: (i) 15% of such amount shall be paid to Pocahontas; and
(ii) 85% of such amount shall be paid to the stockholders of the Company in proportion to their ownership of Company Common Stock immediately prior to the Closing Date, which payment, if any, shall be additional consideration in payment for such stockholders' Company Common Stock.

             ARTICLE IX. CONDITIONS TO THE OBLIGATIONS OF POCAHONTAS

     The   obligations   of  Pocahontas   under  this  Agreement  to  cause  the
transactions contemplated herein to be consummated shall be subject to the satisfaction or written waiver by Pocahontas of the following conditions:

9.1.     No Material Adverse Change.

     There shall not have been any Material Adverse Effect in the financial condition, results of operations or business of the Company from December 31, 1999 to the Closing Date.

9.2.     Representations and Warranties.

     Each of the representations and warranties of the Company and First Community in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

9.3.     Performance and Compliance.

     The Company and First Community shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

9.4.     No Proceeding or Litigation.

     On the Closing Date, no suit, action or proceeding shall be pending or overtly threatened, and no liability or claim shall have been asserted against the Company, First Community or any Company Subsidiary involving any of the assets, properties, business or operations of the Company, First Community or any Company Subsidiary that would reasonably be expected to have a Material Adverse Effect.

9.5.     Consents Under Agreements.

     Pocahontas shall have received the consent or approval of each person or entity whose consent or approval shall be required in order to permit consummation of the Company Merger under any loan or credit agreement, note, mortgage, indenture, lease or other agreement or instrument to which the Company, First Community or any Company Subsidiary is a party or to which its respective property is subject, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a Material Adverse Effect on Pocahontas, whether prior to (if applicable) or following the consummation of the transactions contemplated hereby.

9.6.     No Amendments to Resolutions.

     Neither the Board of Directors of the Company or First Community nor any committee thereof shall have amended, modified, rescinded or repealed the resolutions adopted by such Board of Directors with respect to this Agreement or shall have adopted any other resolutions in connection with this Agreement and the transactions contemplated hereby which are inconsistent with such resolutions.

9.7.     Certificate of First Community Officers.

     The Company shall have furnished Pocahontas a certificate, signed by its Chief Executive Officer and its Chief Financial Officer, dated the Closing Date, to the effect that, based on his knowledge, the conditions described in Sections
9.1 through 9.6, and Section 9.8 of this Agreement have been fully satisfied.

9.8.     Corporate Proceedings.

     All action required to be taken by, or on the part of the Company and First Community to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by the Company and First Community.

9.9.     Legal Opinion.

     Pocahontas shall have received an opinion, dated the Closing Date, from legal McAfee & Taft counsel to the Company, in the form specified on Exhibit D.

   ARTICLE X. CONDITIONS TO THE OBLIGATIONS OF THE COMPANYAND FIRST COMMUNITY

     The obligations of the Company and First Community under this Agreement to cause the transactions contemplated herein to be consummated shall be subject to the satisfaction or written wavier by the Company or First Community of the following conditions:

10.1.    Representations and Warranties.

     Each of the representations and warranties of Pocahontas in this Agreement which is qualified as to materiality shall be true and correct, and each such representation or warranty that is not so qualified shall be true and correct in all material respects, in each case as of the date of this Agreement, and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date.

10.2.    Performance and Compliance.

     Pocahontas shall have performed or complied in all material respects with all covenants and agreements required by this Agreement to be performed and satisfied by it on or prior to the Closing Date.

10.3.    Corporate Proceedings.

     All action required to be taken by, or on the part of Pocahontas, Pocahontas Federal and Acquisition Corp to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement shall have been duly and validly taken by Pocahontas, Pocahontas Federal and Acquisition Corp.

10.4.    Certificate of Pocahontas Officers.

     Pocahontas shall have furnished to First Community a certificate, signed by its Chief Executive Officer and its Chief Financial Officer and dated the Closing Date, to the effect that, based on their best knowledge, the conditions described in Sections 10.1, 10.2 and 10.3 of this Agreement have been fully satisfied.

10.5.    Legal Opinion.

     The Company shall have received an opinion, dated as of the Closing Date, from Luse Lehman Gorman Pomerenk & Schick, P.C., counsel for Pocahontas, in the form specified on Exhibit E.

            ARTICLE XI. CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

     In addition to the provisions of Articles IX and X hereof, the obligations of Pocahontas, the Company and First Community to cause the transactions contemplated herein to be consummated, shall be subject to the satisfaction or written waiver by both Pocahontas and the Company of the following conditions:

11.1.    Governmental Approvals.

     The parties hereto shall have received all necessary approvals of the transactions contemplated by this Agreement from governmental agencies and authorities, including, without limitation, those of the Department and the OTS, and each of such approvals shall remain in full force and effect and all statutory waiting periods in connection therewith shall have expired at the Closing Date and such approvals and the transactions contemplated thereby shall not have been contested by any federal or state governmental authority nor by any other third party by formal proceeding; provided, however, that no approval or consent referred to in this Section 11.1 shall be deemed to have been received by Pocahontas if it shall include any non-standard term, condition or requirement that, individually or in the aggregate would reduce the economic or business benefits of the transactions contemplated by this Agreement to Pocahontas in so significant a manner that Pocahontas, in its reasonable judgment, would not have entered into this Agreement.

11.2.    No Injunctions or Restraints.

     No suit, action or proceeding shall be pending or overtly threatened before any court or other governmental agency by the federal or any state government in which it is sought to restrain or prohibit the consummation of the Company Merger and no temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the Company Merger shall be in effect.

11.3.    Corporate Proceedings.

     The obligations of the parties to this Agreement required to be performed at or prior to the Closing Date shall have been duly performed and complied with in all material respects. All action required to be taken by, or on the part of, the parties to this Agreement to authorize the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by the parties hereto.

11.4     Stockholder Approval.

     This Agreement shall have been duly approved by the requisite affirmative vote of the stockholders of the Company, as contemplated by Section 8.1 hereof.

                            ARTICLE XII. TERMINATION

12.1.    Reasons for Termination.

     This Agreement may be terminated and the Company Merger abandoned at any time before the Closing Date, whether before or after the approval or adoption of this Agreement by the stockholders of the Company:

     (a) By mutual written consent of the Board of Directors of Pocahontas and the Board of Directors of the Company;


     (b) By written notice from Pocahontas to the Company if:

          (i) any condition set forth in Article IX of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

          (ii) any condition set forth in Article XI of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing, provided, however, Pocahontas shall not have the right to terminate this Agreement pursuant to this
     Section 12.1(b)(ii) if any condition imposed by Sections 11.1 or 11.3 hereof was not met due to the failure of Pocahontas to perform or observe the covenants and agreements set forth in this Agreement; or

          (iii) any representation or warranty as set forth in Article IV hereof made by the Company or First Community shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by the Company or First Community of notice of such discovery; or

          (iv) The Company or First Community shall have breached one or more covenants of this Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by the Company or First Community of notice of such breach.

    (c) By written notice from the Company to Pocahontas if

          (i) any condition set forth in Article X of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; or

          (ii) any condition set forth in Article XI of this Agreement shall have become impossible to substantially satisfy at any time or has not been substantially satisfied or waived in writing; provided, however, the Company shall not have the right to terminate this Agreement pursuant to this Section 12.1(c)(ii) if any condition imposed by Sections 11.1 or 11.3 hereof was not met due to the failure of the Company or First Community to perform or observe the covenants and agreements set forth in this Agreement; or

          (iii) any representation or warranty as set forth in Article V hereof made by Pocahontas shall be discovered to be or to have become untrue or incorrect in any material respect, or where any statement in a representation or warranty expressly includes a standard of materiality, such statement shall be discovered to be or to have become untrue or incorrect in any respect taking into consideration the standard of materiality contained therein, in either case where any such breach has not been cured within thirty (30) days following receipt by Pocahontas of notice of such discovery; or

          (iv) Pocahontas shall have breached one or more covenants of this Agreement in any material respect considering all such breaches in the aggregate, where such breach has not been cured within thirty (30) days following receipt by Pocahontas of notice of such breach.

     (d) By the Board of Directors of Pocahontas if the Board of Directors of the Company shall not recommend, or shall withdraw or modify in a manner adverse to Pocahontas, its recommendation to the holders of Company Common Stock to approve this Agreement.

     (e) By the Board of Directors of Pocahontas or the Company at any time after the Company Shareholders' Meeting as contemplated in Section 8.1, if the stockholders of the Company have not approved this Agreement by the requisite affirmative vote.

     (f) By the Board of Directors of Pocahontas or the Company if the Company Merger has not been consummated on or before September 30, 2001.

12.2.    Effect of Termination.

     In the event of termination of this Agreement by either the Company or Pocahontas as provided in Section 12.1 hereof, this Agreement shall forthwith become void, and there shall be no liability or obligation on the part of Pocahontas or the Company or their respective officers or directors except with respect to Section 8.8 and as otherwise set forth in Section 13.2 hereof.

                           ARTICLE XIII. MISCELLANEOUS

13.1.    Nonsurvival of Representations, Warranties and Agreements.

     None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for the covenants and agreements which by their terms are contemplated to be performed after the Effective Time.

13.2.    Expenses.

     Except as otherwise provided in Section 3.2 hereof, all expenses incurred by Pocahontas and the Company in connection with or related to the authorization, preparation and execution of this Agreement, the solicitation of stockholder approvals and all other matters related to the closing of the transactions contemplated thereby, including, without limitation of the generality of the foregoing, all fees and expenses of agents, financial advisors, representatives, counsel and accountants employed by either such party or its Affiliates, shall be borne solely and entirely by the party that has incurred the same. In the event of any termination of this Agreement because of a willful breach of this Agreement by one of the parties, the non-breaching party shall be entitled to payment of, and the breaching party shall pay to the non-breaching party, all reasonable out-of-pocket costs and expenses, including, without limitation, reasonable legal, accounting and investment banking fees and expenses, incurred by the non-breaching party in connection with entering into this Agreement and carrying out of any and all acts contemplated hereunder; provided, however, that this clause shall not be construed to relieve or release a breaching party from any additional liabilities or damages arising out of its willful breach of any provision of this Agreement.

13.3.    Waivers; Amendments.

     At any time prior to the Closing Date, either Pocahontas, by action taken by its Board of Directors, or any committee or officers thereunto authorized, or the Company or First Community, by action taken by its Board of Directors, or any committee or officers thereunto authorized, may waive the performance of any of the obligations of the other or waive compliance by the other with any of the covenants or conditions contained in this Agreement or agree to the amendment or modification of this Agreement by an agreement in writing executed in the same manner as this Agreement.

13.4.    Assignment; Parties in Interest.

     This Agreement shall be binding upon and inure solely to the benefit of the parties hereto and their respective successors and assigns, but shall not be assigned by the parties hereto, by operation of law or otherwise, without the prior written consent of the other parties. Nothing in this Agreement, express or implied, is intended to confer upon any third party any rights or remedies of any nature whatsoever under or by reason of this Agreement.

13.5.    Entire Agreement.

     This Agreement, including the Exhibits and Disclosure Schedules hereto, together with that certain letter agreement from Pocahontas to the Company of even date herewith relating to Section 3.2(a) hereof and that certain letter agreement from Pocahontas to the Company of even date herewith relating to
Section 7.2 hereof, supersedes any other agreement, whether written or oral, that may have been made or entered into by the Company, First Community or Pocahontas or by any officer or officers of such parties relating to the acquisition of the business or the capital stock of the Company or First Community by Pocahontas. This Agreement, including the Exhibits and Disclosure Schedules hereto, together with that certain letter agreement from Pocahontas to the Company of even date herewith, constitute the entire agreement by the respective parties, and there are no agreements or commitments except as set forth herein and therein.

13.6.    Captions and Counterparts.

     The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in several counterparts, each of which shall constitute one and the same instrument.

13.7.    Enforcement of this Agreement.

     The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

13.8.    Governing Law.

     This Agreement shall be construed and interpreted in accordance with the laws of the State of Arkansas, except to the effect that Federal Law applies, without regard to the conflicts of laws rules.

13.9.    Notices.

     All notices given hereunder shall be in writing and shall be hand delivered, sent by facsimile transmission or sent by a nationally recognized overnight delivery service, addressed as follows:

     (a) If to Pocahontas, to:

         Pocahontas Bancorp, Inc.
         203 West Broadway
         Pocahontas, Arkansas 72455
         Attention:  James A. Edington, President and Chief Executive Officer
         Facsimile:  (870) 892-8876

         With a Copy to:

         Luse Lehman Gorman Pomerenk & Schick
         5335 Wisconsin Avenue, N.W.
         Suite 400
         Washington, D.C.  20015
         Attention:  Eric Luse, Esq.
                     Robert B. Pomerenk, Esq.
         Facsimile:  (202) 362-2902

     (b) If to the Company, to:

         Walden/Smith Financial Group, Inc.
         1700 East Highland Drive
         Jonesboro, Arkansas 72402
         Attention: Frank E. Walden, Chairman of the Board
         Facsimile:  (870) 892-8251

         With a Copy to:

         McAfee & Taft
         Tenth Floor
         2 Leadership Square

         Oklahoma City, Oklahoma 73102
         Attention:  Bruce Crum, Esq.
         Facsimile:  (405) 235-0439

     Any notice provided hereunder shall be effective upon receipt thereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed effective as of the date first above written.

ATTEST:                          POCAHONTAS BANCORP, INC.


By:/s/                        By: /s/ James A. Edington
   ---------------------------   ----------------------------------------------
                                 James A. Edington, President and Chief
                                 Executive Officer


ATTEST:                          POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION


By:/s/                        By:/s/James A. Edington
   --------------------------    ----------------------------------------------
                                 James A. Edington, President and Chief
                                 Executive Officer


ATTEST:                         POCAHONTAS ACQUISITION CORP


By:/s/                       By: /s/James A. Edington
   -------------------------    -----------------------------------------------
                                James A. Edington, President and Chief
                                Executive Officer


ATTEST:                         FIRST COMMUNITY BANK


By:/s/                       By:/s/Glenda Fragenberg
   -------------------------    -----------------------------------------------
                                Glenda Fragenberg, Senior Vice President


ATTEST:                         WALDEN/SMITH FINANCIAL GROUP, INC.


By:/s/                      By:/s/Frank E. Walden
   ------------------------    ------------------------------------------------
                               Frank E. Walden, Chairman of the Board

                                                                       EXHIBIT A

                      FORM OF STOCKHOLDER VOTING AGREEMENT

January 4, 2001


Pocahontas Bancorp, Inc.
203 West Broadway
Pocahontas, Arkansas 72455

Gentlemen:

     The undersigned stockholder of Walden/Smith Financial Group, Inc. ("The Company") understands that Pocahontas Bancorp, Inc. ("Pocahontas") is concurrently herewith entering into an Agreement and Plan of Merger (the "Agreement") with the Company and the Company's wholly owned subsidiary, First Community Bank. The Agreement provides for the merger of an Arkansas corporation ("Acquisition Corp") with and into the Company (the "Company Merger") and the conversion of the issued and outstanding shares of common stock of the Company ("Company Common Stock") into cash in accordance with the terms therein set forth. Capitalized terms used but not separately defined herein shall have the respective meanings given to such terms in the Agreement.

     1. In order to induce Pocahontas and Acquisition Corp to enter into the Agreement, and intending to be legally bound hereby, the undersigned hereby represents, warrants and agrees that at the meeting of the Company's shareholders contemplated by Section 8.1 of the Agreement and any adjournment thereof, the undersigned will, in person or by proxy, vote or cause to be voted in favor of the Agreement the shares of Company Common Stock beneficially owned by the undersigned individually or, to the extent of the undersigned's proportionate voting interests, jointly with other persons, as well as (to the extent of the undersigned's proportionate voting interest) any other shares of Company Common Stock over which the undersigned may hereafter acquire beneficial ownership (collectively, the "Shares"). The term "beneficially owned" in the preceding sentence shall not be deemed to refer to shares held by the Company's Employee Stock Ownership Plan. The undersigned further agrees that he will use his best efforts to cause any other shares of Company Common Stock over which he has or shares voting power (other than shares of Company Common Stock held by the Company's Employee Stock Ownership Plan) to be voted in favor of the Agreement.

     2. The undersigned represents and warrants that he has or shares the beneficial ownership of the number of shares of Company Common Stock set forth opposite his name on Schedule I hereto. The undersigned further represents, warrants and agrees that until the earlier of (i) the consummation of the transactions contemplated by the Agreement or (ii) the termination of the Agreement in accordance with its terms, the undersigned will not, directly or indirectly:

     (a) vote any of the Shares, or cause or permit any of the Shares to be voted, in favor of any other merger, consolidation, plan of liquidation, sale of assets, reclassification or other transaction involving the Company that would have the effect of any person, other than Pocahontas or an affiliate of Pocahontas, acquiring control over the Company or any substantial portion of the assets of the Company. As used herein, the term "control" means (1) the ability to direct the voting of 10% or more of the outstanding voting securities of a person having ordinary voting power in the election of directors or in the election of any other body having similar functions, or (2) the ability to direct the management and policies of a person, whether through ownership of securities, through any contract, arrangement or understanding or otherwise.

     (b) sell, assign, transfer or otherwise dispose of any of the Shares, or cause or permit any of the Shares to be sold, assigned, transferred or otherwise disposed of, whether such shares of Company Common Stock are owned of record or beneficially by him on the date hereof or are subsequently acquired, except (i) for transfers by will or by operation of law (in which case this Stockholder Voting Agreement shall bind the transferee); (ii) for gifts by the undersigned, subject to the donee expressly assuming the obligations of the undersigned arising under this Stockholder Voting Agreement; (iii) for sales, assignments, transfers or other dispositions necessitated by hardship, with the prior written consent of Pocahontas, provided that such transferee agrees to be bound by the terms hereof; or (iv) as Pocahontas may otherwise agree in writing.

     3. The undersigned represents that (i) he has the complete and unrestricted power and the unqualified right to enter into and perform the terms of this Stockholder Voting Agreement and that this Stockholder Voting Agreement does not conflict with the terms of any agreement, understanding or document to which he is a party; (ii) this Stockholder Voting Agreement constitutes a valid and binding agreement with respect to him, enforceable against him in accordance with its terms; and (iii) he has either sole and unrestricted voting power with respect to such Shares or such voting power is shared with another person entering into an agreement substantially identical to this Stock Voting Agreement.

     4. It is a condition to the effectiveness of this Stockholder Voting Agreement that the Agreement shall have been executed and delivered.

     5. For a period of three years from the Closing Date, the undersigned agrees that (i) he will not acquire, or offer or agree to acquire, or act in concert with any Affiliate, group or other Person to acquire, directly or indirectly, by purchase or otherwise, beneficial ownership of, or the right to vote, more than 5% of Pocahontas' outstanding common stock, or any securities convertible into such common stock, and (ii) he will not directly or indirectly solicit, or act in concert with any Affiliate, group, or other person to solicit, "proxies," or directly or indirectly, become a "participant" or otherwise engage in any "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) with respect to any matter not recommended or approved by a majority of the members of the Board of Directors of Pocahontas then in office.

     6. For a period of two years following the Closing Date, the undersigned agrees that he will not work for or advise, consult or otherwise serve with, directly or indirectly, any entity whose business materially competes with the depository, lending or other business activities of Pocahontas and/or Pocahontas Federal and/or First Community Bank in Jackson, Craighead or Randolph counties. The undersigned represents and admits that his experience and capabilities are such that he can obtain employment in a business engaged in other lines and/or of a different nature than Pocahontas, Pocahontas Federal or First Community Bank, and that the enforcement of a remedy by way of injunction will not prevent him from earning a livelihood.

     7. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Stockholder Voting Agreement were not performed by the undersigned in accordance with their specific terms or were otherwise breached. It is accordingly agreed that Pocahontas shall be entitled to seek such an injunction or injunctions to prevent breaches of this Stockholder Voting Agreement by the undersigned and to enforce specifically the terms and provisions hereof in any court of the United States or any state having competent jurisdiction, this being in addition to any other remedy to which Pocahontas is entitled at law or in equity.

     8. This Stockholder  Voting Agreement is to be governed by Arkansas law. If
any  provision   hereof  is  deemed   unenforceable  by  a  court  of  law,  the
enforceability of the other provisions hereof shall not be affected.

                                                     Very truly yours


                                                     Name

Accepted and Agreed to:

POCAHONTAS BANCORP, INC.


By:      _____________________________
         James A. Edington, President

         Schedule I

                                                  Number of Shares Beneficially

Name of Stockholder                               Owned of Company Common Stock


_______________________                           _____________________________

                                                                       EXHIBIT B

                          PLAN OF COMPLETE LIQUIDATION

              AND DISSOLUTION OF WALDEN/SMITH FINANCIAL GROUP, INC.

     This Plan of Complete Liquidation and Dissolution (the "Plan") shall effect the complete liquidation and dissolution of Walden/Smith Financial Group, Inc. (the "Company"), an Arkansas corporation, in accordance with Section 332 of the Internal Revenue Code of 1986, as amended (the "Code"), and Section 4-27-1402 et.seq. of the Arkansas Business Corporation Act of 1987 ("ABCA") following the merger of Pocahontas Acquisition Corp, an Arkansas corporation, with and into the Company, pursuant to that certain Agreement and Plan of Merger by and between Pocahontas Bancorp, Inc., Pocahontas Federal Savings and Loan Association, Pocahontas Acquisition Corp, Walden/Smith Financial Group, Inc. and First Community Bank, dated as of January 4, 2001 (the "Agreement of Merger").

     1. Adoption of Plan. This Plan shall become effective upon its approval and adoption by Pocahontas Federal Savings and Loan Association, a federally-chartered savings association ("Pocahontas Federal"), and the filing of the Articles of Dissolution, pursuant to Section 4-27-1403 of the ABCA. The aforesaid actions shall take place following Pocahontas Federal's acquisition of all of the outstanding stock of the Company upon the consummation of the Agreement of Merger.

     2. Filing of Forms. The officers of Pocahontas Federal are authorized and directed to execute and file, or cause the Company to execute and file, a United States Treasury Form 966 pursuant to Section 6043 of the Code within thirty (30) days after the adoption of this Plan in accordance with Section 1 hereof and such additional or other forms and reports with and to the Internal Revenue Service as may be necessary, desirable or appropriate in connection with the implementation of this Plan.

     3. Dissolution. Pocahontas Federal shall execute and file the Articles of Dissolution for the Company in accordance with Section 4-27-1403 of the ABCA. After dissolution, the Company shall carry on no business except for the purpose of winding up its affairs in accordance with Section 4-27-1405 of the ABCA.

     4. Authorization to Officers. The officers of Pocahontas Federal are authorized to execute and deliver such agreements, conveyances, assignments, transfers, certificates and other documents and to take such other actions as such officers may deem necessary, appropriate or desirable in order to carry out the provisions of this Plan and effect a complete liquidation and dissolution of the Company in accordance with Section 332 of the Code and Section 4-27-1402 et. seq. of the ABCA.

                                      * * *

     Adopted by the duly authorized vote of the Board of Directors of Pocahontas Federal this ____ day of ___________, 2001.

                                                                       EXHIBIT C

                               AGREEMENT OF MERGER

     THIS AGREEMENT OF MERGER (this "Agreement") is dated as of ______________, 2001, by and between Pocahontas Federal Savings and Loan Association
("Pocahontas Federal"), a federally chartered savings association, and First Community Bank ("First Community"), an Arkansas state banking corporation.

                              W I T N E S S E T H:

     WHEREAS,  pursuant  to  an  Agreement  and  Plan  of  Merger  (the  "Merger
Agreement") dated as of January 4, 2001, Pocahontas Acquisition Corp ("Acquisition Corp"), an Arkansas corporation wholly-owned by Pocahontas Federal, merged with and into Walden/Smith Financial Group, Inc., an Arkansas corporation (the "Company"), with the result that the Company has become a wholly-owned subsidiary of Pocahontas Federal; and

     WHEREAS, the Merger Agreement provides that after the merger of Acquisition Corp with and into the Company, the Company shall be liquidated and First Community shall be merged with and into Pocahontas Federal;

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements contained herein and in the Merger Agreement and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, First Community and Pocahontas Federal hereby agree that, subject to the terms and conditions hereinafter set forth, and in accordance with all applicable laws and regulations, First Community shall be merged with and into Pocahontas Federal as of the date herewith (the "Bank Merger"). The parties hereto do hereby agree and covenant as follows:

                                    ARTICLE I

                                   DEFINITIONS

     Except as otherwise provided herein, the capitalized terms set forth below shall have the following meanings:

     1.1. "Bank Merger" shall refer to the merger of First Community with and into Pocahontas Federal as provided in Section 2.1 of this Agreement.

     1.2. "Effective Time" shall mean the date and time at which the merger contemplated by this Agreement becomes effective as provided in Section 2.2 of this Agreement.

     1.3. "Merging Banks" shall collectively refer to First Community and Pocahontas Federal.

     1.4. "Thrift Regulations" shall mean the rules and regulations promulgated under the Home Owners' Loan Act, as amended.

     1.5. "OTS" shall mean the Office of Thrift Supervision.

     1.6. "Surviving Bank" shall refer to Pocahontas Federal as the surviving bank of the Merger.

                                   ARTICLE II

                            TERMS OF THE BANK MERGER

     2.1. The Bank Merger.

     (a) Subject to the terms and conditions set forth in this Agreement and the Merger Agreement, at the Effective Time, First Community shall be merged with and into Pocahontas Federal pursuant to Section 552.13 and Section 563.22 of the Thrift Regulations. Pocahontas Federal shall be the surviving bank of the Bank Merger and shall continue to be governed by the Home Owners' Loan Act, as amended, and the Thrift Regulations.

     (b) As a result of the Bank Merger, (i) each share of common stock, par value $____ per share, of First Community issued and outstanding immediately prior to the Effective Time shall be canceled and (ii) each share of common stock, par value $0.10 per share, of Pocahontas Federal issued and outstanding immediately prior to the Effective Time shall remain issued and outstanding and shall constitute the only shares of capital stock of the Surviving Bank issued and outstanding immediately after the Effective Time.

     (c) At the Effective Time, the Surviving Bank shall be considered the same business and corporate entity as each of the Merging Banks and thereupon and thereafter all the property, rights, powers and franchises of each of the Merging Banks shall vest in the Surviving Bank and the Surviving Bank shall be subject to and be deemed to have assumed all of the debts, liabilities, obligations and duties of each of the Merging Banks and shall have succeeded to all of each of their relationships, fiduciary or otherwise, as fully and to the same extent as if such property, rights, privileges, powers, franchises, debts, obligations, duties and relationship had been originally acquired, incurred or entered into by the Surviving Bank. The deposit taking offices of First Community shall be operated by the Surviving Bank. In addition, any reference to either of the Merging Banks in any contract, will or document, whether executed or taking effect before or after the Effective Time, shall be considered a reference to the Surviving Bank if not inconsistent with the other provisions of the contract, will or document; and any pending, action or other judicial proceeding to which either of the Merging Banks is a party shall not be deemed to have abated or to have been discontinued by reason of the Bank Merger, but may be prosecuted to final judgment, order or decree in the same manner as if the Bank Merger had not been made or the Surviving Bank may be substituted as a party to such action or proceeding, and any judgment, order or decree may be rendered for or against it that might have been rendered for or against either of the Merging Banks if the Bank Merger had not occurred.

     2.2. Effective Time. The Bank Merger shall become effective on the date and at the time the Articles of Combination for such merger are endorsed by the OTS pursuant to Section 552.13(k) of the Thrift Regulations.

     2.3. Name of Surviving Bank. The name of the Surviving Bank shall be "First Community Bank."

     2.4. Charter. On and after the Effective Time, the Charter of Pocahontas Federal shall be the Charter of the Surviving Bank until amended in accordance with applicable law; provided that at the Effective Time, such Charter shall be amended to change the name of the Surviving Bank in accordance with Section 2.3 hereof.

     2.5. Bylaws. On and after the Effective Time, the Bylaws of Pocahontas Federal shall be the Bylaws of the Surviving Bank until amended in accordance with applicable law.

     2.6. Directors and Officers. On and after the Effective Time, until changed in accordance with the Charter and Bylaws of the Surviving Bank, (i) the directors of the Surviving Bank shall be the directors of Pocahontas Federal immediately prior to the Effective Time and (ii) the officers of the Surviving Bank shall be the officers of Pocahontas Federal immediately prior to the Effective Time. The directors and officers of the Surviving Bank shall hold office in accordance with the Charter and Bylaws of the Surviving Bank.

                                   ARTICLE III

                                  MISCELLANEOUS

     3.1. Conditions Precedent. The respective obligations of each party under this Agreement shall be subject to (i) the satisfaction, or waiver by the party permitted to do so, of the conditions set forth in Articles IX, X and XI of the Merger Agreement and (ii) the approval of this Agreement by Pocahontas Federal as sole stockholder of First Community.

     3.2. Termination. This Agreement shall be terminated automatically without further act or deed of either of the parties hereto in the event of the termination of the Merger Agreement in accordance with Section 12.1 thereof.

     3.3. Amendments. To the extent permitted by the Thrift Regulations, this Agreement may be amended by a subsequent writing signed by the parties hereto upon the approval of the board of directors of each of the parties hereto.

     3.4. Successors. This Agreement shall be binding on the successors of First Community and Pocahontas Federal.

     IN WITNESS WHEREOF, First Community and Pocahontas Federal have caused this Agreement to be executed by their duly authorized officers as of the day and year first above written.

                               POCAHONTAS FEDERAL SAVINGS AND LOAN ASSOCIATION

ATTEST:

                          By:
------------------------       ------------------------------------------------
Secretary                      President and Chief Executive Officer


                               FIRST COMMUNITY BANK

ATTEST:

                          By:
------------------------       ------------------------------------------------
Secretary                      President and Chief Executive Officer

                                                                       EXHIBIT D

[Matters to be covered in Opinion of Counsel to be delivered to Pocahontas Bancorp, Inc. pursuant to Section 9.9 of the Agreement]

     (a) Each of the Company and First Community is incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each such entity has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. First Community is a member of the Federal Home Loan Bank of Dallas and all eligible accounts of depositors in First Community are insured by the FDIC to the fullest extent permitted by law. The Company is duly registered as a bank holding company under the BHCA and the regulations of the FRB thereunder.

     (b) The authorized capital stock of the Company consists of 250,000 shares of common stock, $0.10 par value per share (the "Company Common Stock"). As of the date of this opinion, there were 176,877 shares of Company Common Stock issued and outstanding. All issued and outstanding shares of Company Common Stock, and all issued and outstanding shares of capital stock of each Company Subsidiary, have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. To the best of our knowledge, all of the outstanding shares of First Community are owned, directly or indirectly, by the Company free and clear of any adverse claims, and, neither the Company nor any of its subsidiaries is a party to any subscription, option, warrant, call, commitment or similar agreement providing for the transfer, purchase or issuance of any shares of capital stock of the Company or any of its subsidiaries or any securities representing the right to purchase or otherwise acquire any shares of such capital stock or any securities convertible into or representing the right to purchase or otherwise acquire any such stock.

     (c) The Company has the corporate power and authority to execute and deliver the Agreement, and to consummate the Company Merger and to carry out all of its obligations thereunder. The execution and delivery of the Agreement and the consummation of the Company Merger by the Company have been duly authorized by the board of directors and stockholders of the Company and no other corporate proceedings on the part of the Company or any Company Subsidiary are necessary to consummate the transactions so contemplated. The Agreement has been duly and validly executed and delivered by the Company, and constitutes the valid and legally binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, moratorium or other similar laws affecting creditors' rights and except as may be limited by the exercise of judicial discretion in applying principles of equity (regardless of whether the Agreement is considered in a proceeding in equity or at law).

     (d) Neither of the execution and delivery of the Agreement by the Company, nor the consummation by the Company of the transactions contemplated thereby in accordance with its terms, nor compliance by the Company or First Community with any of its terms, will (i) violate any provision of the Company's or First Community's articles of incorporation, charter or bylaws, nor (ii) violate any federal banking statute, code, rule or regulation, or, to the knowledge of such counsel, any judgment, order, writ, decree or injunction applicable to the Company, First Community, or any of their respective properties or assets, except, with respect to clause (ii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of the Company and its subsidiaries taken as a whole.

     (e) All regulatory or governmental approvals and consents that are necessary to be obtained by the Company to permit the execution, delivery and performance of the Agreement have been obtained.

     (f) The Agreement, including consummation of the transactions contemplated thereby, has been approved by the requisite vote of stockholders of the Company.

     (g) Assuming due authorization of the Company Merger by all necessary corporate and governmental proceedings on the part of parties other than the Company and First Community and that such other parties have taken all action required to be taken by them prior to the Effective Time, upon the proper filing of [describe regulatory filings,] the Company Merger will be validly consummated in accordance with the Agreement and applicable laws and regulations and each outstanding share of Company Common Stock will be converted into the right to receive a cash payment in the manner specified in the Agreement.

     (h) To the knowledge of such counsel, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or threatened, which (i) if adversely determined, would result in any material adverse change in the business, operations, assets or financial condition of the Company and its subsidiaries taken as a whole or (ii) seek to restrain or prohibit the Company Merger or to obtain monetary damages in connection therewith.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of any officer or officers of the Company and its subsidiaries. The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to Pocahontas.

                                                                       EXHIBIT E

[Matters to be covered in Opinion of Counsel to be delivered to the Company pursuant to Section 10.5 of the Agreement]

     (a) Each of Pocahontas and Pocahontas Acquisition Corp ("Acquisition Corp"), is incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation, and has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted. All eligible accounts of depositors in Pocahontas Federal are insured by the FDIC to the fullest extent permitted by law.

     (b) Each of Pocahontas and Acquisition Corp has the corporate power and authority to adopt or execute and deliver the Agreement, and to consummate the corporate transactions contemplated thereby and to carry out their respective obligations thereunder. The adoption or execution and delivery of the Agreement and the consummation of the transactions contemplated thereby, have been duly authorized by the board of directors of Pocahontas and Acquisition Corp, as the case may be, and no other corporate proceedings on the part of such entities are necessary to consummate the transactions so contemplated. The Agreement has been duly and validly executed and delivered by Pocahontas and Acquisition Corp, and in each case such instrument constitutes the valid and legally binding obligation of Pocahontas and Acquisition Corp, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally, and except that the availability of equitable remedies (including, without limitation, specific performance) is within the discretion of the appropriate court.

     (c) None of the adoption or execution and delivery of the Agreement by Pocahontas and Acquisition Corp, nor the consummation by such entities of the transactions contemplated thereby in accordance with its terms, will (i) violate any provision of their respective articles of incorporation, certificate of incorporation, or bylaws, nor (ii) violate any federal banking statute, code, rule or regulation or, to the knowledge of such counsel, any judgment, order, writ, decree or injunction applicable to any of such entities or any of their respective properties or assets, except, with respect to clause (ii) above, such as individually or in the aggregate will not have a material adverse effect on the business, operations, assets or financial condition of Pocahontas and its subsidiaries taken as a whole.

     (d) All regulatory or governmental approvals and consents that are necessary to be obtained by Pocahontas and Acquisition Corp to permit the execution, delivery and performance of the Agreement have been obtained.

     (e) Assuming due authorization of the Company Merger by all necessary corporate and governmental proceedings on the part of the Company and that the Company has taken all action required to be taken by it prior to the Effective Time, upon the filing of articles of merger with the Secretary of State of the State of Arkansas, the Company Merger will be validly consummated in accordance with the Agreement and applicable laws and regulations and each outstanding share of Company Common Stock will be converted into the right to receive a cash payment in the manner specified in the Agreement.

     (f) To the knowledge of such counsel, there are no judicial, administrative, arbitral or other actions, suits, proceedings or investigations pending or threatened which (i) if adversely determined, would have a material adverse effect on the ability of Pocahontas or Acquisition Corp to consummate the transactions contemplated by the Agreement or (ii) seek to restrain or prohibit the Company Merger or to obtain monetary damages in connection therewith.

     In rendering their opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials and, as to matters of fact, certificates of any officer or officers of Pocahontas or Acquisition Corp. The opinion of such counsel may include such qualifications and explanations of the basis thereof as may be reasonably acceptable to the Company.

                                    EXHIBIT 2

                                  Press Release

                                                                 January 4, 2001
                                                           FOR IMMEDIATE RELEASE
                                           Contact: James A. Edington, President
                                                     and Chief Executive Officer
                                                              Pocahontas Bancorp
                                                              Tel (870) 892-4595

                                Contact:  Frank E. Walden, Chairman of the Board
                                      Lindley V. Smith, Jr., Chairman, President
                                                     and Chief Executive Officer
                                                            First Community Bank
                                                              Tel (870) 802-1700


           POCAHONTAS BANCORP TO ACQUIRE WALDEN/SMITH FINANCIAL GROUP
                    AND ITS SUBSIDIARY, FIRST COMMUNITY BANK



     Pocahontas, Arkansas - January 4, 2001 - Pocahontas Bancorp, Inc. (NASDAQ/NMS: PFSL), Pocahontas, Arkansas and Walden/Smith Financial Group, Inc., Jonesboro, Arkansas, jointly announced today that they have entered into a definitive agreement pursuant to which Pocahontas Bancorp will acquire Walden/Smith Financial Group and its bank subsidiary, First Community Bank. The purchase price will be $28 million, subject to certain adjustments. The acquisition has been approved unanimously by the Boards of Directors of Pocahontas Bancorp and Walden/Smith Financial Group, and due diligence has been completed.

     Pocahontas Bancorp is the holding company for Pocahontas Federal Savings and Loan Association, a $401 million savings bank operating 14 full-service offices in its market area of northeast Arkansas. Walden/Smith Financial Group is the holding company for First Community Bank, a $163 million commercial bank operating eight offices in northeast Arkansas. In the transaction, First
Community  Bank  will  be  merged  with  Pocahontas  Federal  Savings  and  Loan
Association, which will remain the wholly-owned subsidiary of Pocahontas Bancorp. As part of the merger, it is expected that Pocahontas Federal will change its name to First Community Bank. On a pro forma basis, the combined company will have assets of $547 million and deposits of $368 million, making it the largest financial institution headquartered in northeast Arkansas.

     The acquisition is subject to the approval of Walden/Smith Financial Group's stockholders and federal and state bank regulatory authorities, as well as other customary conditions. The acquisition is expected to be completed in the second quarter of 2001.

     James A. Edington, President and Chief Executive Officer of Pocahontas Bancorp, stated "This acquisition complements the extension of our banking operations, particularly in the Randolph, Craighead and Jackson counties. We believe the transaction will greatly expand our commercial banking operations in the Jonesboro market area and significantly add to our franchise. Consumer and business customers of both institutions will benefit from an expanded branch distribution network, a shared commitment to community-based banking, and enhanced business lending capabilities."

     Frank E. Walden, Chairman of the Board of Walden/Smith Financial Group, noted "Our customers and employees will greatly benefit from this transaction. In an era of mega-bank consolidations, we believe that a combination with a strong, independent, community-focused institution like Pocahontas Bancorp will enhance customer service." Lindley V. Smith, Jr., Chairman, President and Chief Executive Officer of First Community Bank, added "Pocahontas Bancorp's knowledge of our market and commitment to customers and employees makes this a good fit."

     This release contains forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as it contains descriptions of the terms of transactions that may occur in the future. These statements are not historical facts and include expressions about management's confidence and strategies and management's expectations about transactions, all of which are subject various contingencies. Such forward looking statements involve certain risks and uncertainties. Actual terms of the transactions may differ materially from those discussed in these forward looking statements. Factors that might cause such a difference include, but are not limited to, changes in the terms as a result of regulatory requirements and policy and changes in the businesses and operations of Pocahontas Bancorp and Walden/Smith Financial Group. These entities assume no obligation for updating such forward looking statements at any time.

     Pocahontas Bancorp common stock is traded on the NASDAQ National Market System under the symbol "PFSL."